EXHIBIT 4.2.4

                   FORM OF STANDARD TERMS AND CONDITIONS
                     OF POOLING AND SERVICING AGREEMENT
         (REMIC, FIXED/FLOATING RATE CERTIFICATES, MORTGAGE LOANS)


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                 Goldman Sachs Asset Backed Securities Corp.,

                                 DEPOSITOR

                         [Name of Master Servicer],

                              MASTER SERVICER



                                    and



                             [Name of Trustee],

                                  TRUSTEE



                       STANDARD TERMS AND PROVISIONS

                                     OF

                      POOLING AND SERVICING AGREEMENT

                        Dated as of        , 200_



                 CONDUIT MORTGAGE PASS-THROUGH CERTIFICATES

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                                                 TABLE OF CONTENTS

                                                                                                               Page

                                                     ARTICLE I
                                                    DEFINITIONS

   Administrative Fee.............................................................................................1
   Agreement......................................................................................................1
   Alternative Credit Support.....................................................................................1
   Appraised Value................................................................................................1
   Authenticating Agent...........................................................................................1
   Business Day...................................................................................................1
   Buydown Funds..................................................................................................1
   Buydown Mortgage Loan..........................................................................................2
   Certificate....................................................................................................2
   Certificate Account............................................................................................2
   Certificate Register and Certificate Registrar.................................................................2
   Certificateholder or Holder....................................................................................2
   Class..........................................................................................................2
   Code...........................................................................................................2
   Corporate Trust Office.........................................................................................2
   Credit Support.................................................................................................2
   Custodial Account..............................................................................................2
   Custodial Agreement............................................................................................3
   Custodian......................................................................................................3
   Cut-off Date...................................................................................................3
   Deleted Mortgage Loan..........................................................................................3
   Delivery Date..................................................................................................3
   Depositor......................................................................................................3
   Determination Date.............................................................................................3
   Distribution Date..............................................................................................3
   Due Date.......................................................................................................3
   Eligible Account...............................................................................................3
   Eligible Investments...........................................................................................3
   Event of Default...............................................................................................4
   FDIC...........................................................................................................4
   FHA............................................................................................................5
   FHA Certificate of Mortgage Insurance..........................................................................5
   FHA Loan.......................................................................................................5
   FHA Regulations................................................................................................5
   FHLMC..........................................................................................................5
   FNMA...........................................................................................................5
   FSLIC..........................................................................................................5
   Insurance Policy...............................................................................................5
   Insurance Proceeds.............................................................................................5
   Insured Expenses...............................................................................................5
   L/C Bank.......................................................................................................5
   Letter of Credit...............................................................................................6
   Liquidating Loan...............................................................................................6
   Liquidation Expenses...........................................................................................6
   Liquidation Proceeds...........................................................................................6
   Loan-to-Value Ratio............................................................................................6
   Master Servicer................................................................................................6
   Monthly Advance................................................................................................6
   Mortgage.......................................................................................................7
   Mortgage File..................................................................................................7
   Mortgage Loan Schedule.........................................................................................7
   Mortgage Loans.................................................................................................8
   Mortgage Note..................................................................................................8
   Mortgage Rate..................................................................................................8
   Mortgaged Property.............................................................................................8
   Mortgagor......................................................................................................8
   Mortgagor Bankruptcy Bond......................................................................................8
   Nonrecoverable Advance.........................................................................................8
   Nonsubserviced Mortgage Loan...................................................................................8
   Officers' Certificate..........................................................................................8
   Opinion of Counsel.............................................................................................9
   Pass-Through Rate..............................................................................................9
   Paying Agent...................................................................................................9
   Performance Bond...............................................................................................9
   Person.........................................................................................................9
   Pool Insurance Policy..........................................................................................9
   Pool Insurer...................................................................................................9
   Primary Mortgage Insurance Policy..............................................................................9
   Principal Balance..............................................................................................9
   Principal Prepayment...........................................................................................9
   Purchase Price.................................................................................................9
   Purchase Year.................................................................................................10
   Qualified Insurer.............................................................................................10
   Rating Agency.................................................................................................10
   REMIC.........................................................................................................10
   Replacement Mortgage Loan.....................................................................................10
   Required Insurance Policy.....................................................................................10
   Reserve Fund..................................................................................................10
   Responsible Officer...........................................................................................10
   Retained Yield................................................................................................11
   Series........................................................................................................11
   Servicer......................................................................................................11
   Servicer Advance..............................................................................................11
   Servicer Remittance Date......................................................................................11
   Servicing Account.............................................................................................11
   Servicing Fee.................................................................................................11
   Servicing Officer.............................................................................................11
   Single Certificate............................................................................................12
   Special Hazard Insurance Policy...............................................................................12
   Special Hazard Insurer........................................................................................12
   Subordinated Certificates.....................................................................................12
   Trust Fund....................................................................................................12
   Trust Receipt.................................................................................................12
   Trustee.......................................................................................................12
   Uninsured Cause...............................................................................................12
   VA............................................................................................................12
   VA Loan.......................................................................................................12
   VA Loan Guaranty Certificate..................................................................................12
   VA Regulations................................................................................................12
   Voting Rights.................................................................................................13
   Warranty and Servicing Agreement..............................................................................13

                                                     ARTICLE II
                            CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

   SECTION 2.01         Conveyance of Mortgage Loans.............................................................13
   SECTION 2.02         Acceptance by Trustee....................................................................15
   SECTION 2.03         Representations, Warranties and Covenants of the Master Servicer.........................16
   SECTION 2.04         Representations, Warranties and Covenants of the Depositor as to the Mortgage Loans......20
   SECTION 2.05         Representations and Warranties of Servicers..............................................22
   SECTION 2.06         Assignment of Rights under Warranty and Servicing Agreements.............................23

                                                    ARTICLE III
                                   ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

   SECTION 3.01         Master Servicer to Act as Master Servicer................................................23
   SECTION 3.02         Enforcement of the Obligations of Servicers..............................................24
   SECTION 3.03         Successor Servicers......................................................................25
   SECTION 3.04         Termination of the Rights of Servicers...................................................26
   SECTION 3.05         Liability of the Master Servicer.........................................................26
   SECTION 3.06         Rights of the Depositor and the Trustee in Respect of the Master Servicer................26
   SECTION 3.07         Trustee to Act as Servicer...............................................................27
   SECTION 3.08         Collection of Mortgage Loan Payments; Certificate Account................................27
   SECTION 3.09         Servicing Accounts.......................................................................29
   SECTION 3.10         Collection of Taxes, Assessments and Similar Items; Escrow Accounts......................30
   SECTION 3.11         Access to Certain Documentation and Information Regarding the Mortgage Loans.............30
   SECTION 3.12         Permitted Withdrawals from the Certificate Account.......................................31
   SECTION 3.13         Maintenance of the Pool Insurance Policy, Primary Mortgage Insurance
                        Policies, FHA Insurance and VA Loan Guarantees; Collections Thereunder...................32
   SECTION 3.14         Maintenance of Hazard Insurance, the Special Hazard Insurance
                        Policy and Other Insurance...............................................................34
   SECTION 3.15         Enforcement of Due-on-Sale Clauses; Assumption Agreements................................36
   SECTION 3.16         Realization Upon Defaulted Mortgage Loans................................................37
   SECTION 3.17         Trustee to Cooperate; Release of Mortgage Files..........................................38
   SECTION 3.18         Documents, Records and Funds in Possession of Master Servicer
                        to be Held for the Depositor and the Trustee.............................................39
   SECTION 3.19         Servicing Compensation; Retained Yield...................................................39
   SECTION 3.20         Reports to the Trustee and the Depositor; Certificate Account Statements.................40
   SECTION 3.21         Annual Statement as to Compliance........................................................40
   SECTION 3.22         Annual Independent Public Accountants' Servicing Report..................................40
   SECTION 3.23         Maintenance of the Mortgagor Bankruptcy Bond; Collections Thereunder.....................41
   SECTION 3.24         Letter of Credit.........................................................................41
   SECTION 3.25         Reserve Fund.............................................................................42
   SECTION 3.26         Administration of Buydown Funds..........................................................42

                                                     ARTICLE IV
                                 ADVANCES BY THE MASTER SERVICER; PERFORMANCE BOND

   SECTION 4.01         Monthly Advances.........................................................................43
   SECTION 4.02         Advances for Attorneys' Fees.............................................................44
   SECTION 4.03         Advances for Amounts Collected by Servicer but Not Remitted..............................44
   SECTION 4.04         Nonrecoverable Advances..................................................................44
   SECTION 4.05         Advances for Additional Interest in Connection with Principal Prepayments................45
   SECTION 4.06         Performance Bond.........................................................................45

                                                     ARTICLE V
                                                  THE CERTIFICATES

   SECTION 5.01         The Certificates.........................................................................46
   SECTION 5.02         Registration of Transfer and Exchange of Certificates....................................47
   SECTION 5.03         Mutilated, Destroyed, Lost or Stolen Certificates........................................47
   SECTION 5.04         Persons Deemed Owners....................................................................48
   SECTION 5.05         Access to List of Certificateholders' Names and Addresses................................48
   SECTION 5.06         Maintenance of Office or Agency..........................................................48

                                                     ARTICLE VI
                                       THE DEPOSITOR AND THE MASTER SERVICER

   SECTION 6.01         Respective Liabilities of the Depositor and the Master Servicer..........................49
   SECTION 6.02         Merger or Consolidation of the Depositor and the Master Servicer.........................49
   SECTION 6.03         Limitation on Liability of the Depositor, the Master Servicer and Others.................50
   SECTION 6.04         Master Servicer Not to Resign............................................................50
   SECTION 6.05         Errors and Omissions Insurance; Fidelity Bonds...........................................50

                                                    ARTICLE VII
                                                      DEFAULT

   SECTION 7.01         Events of Default........................................................................51
   SECTION 7.02         Trustee to Act; Appointment of Successor.................................................52
   SECTION 7.03         Notification to Certificateholders.......................................................53

                                                    ARTICLE VIII
                                               CONCERNING THE TRUSTEE

   SECTION 8.01         Duties of Trustee........................................................................53
   SECTION 8.02         Certain Matters Affecting the Trustee....................................................54
   SECTION 8.03         Trustee Not Liable for Mortgage Loans....................................................55
   SECTION 8.04         Trustee May Own Certificates.............................................................55
   SECTION 8.05         Master Servicer to Pay Trustee's Fees and Expenses.......................................55
   SECTION 8.06         Eligibility Requirements for Trustee.....................................................55
   SECTION 8.07         Resignation and Removal of the Trustee...................................................56
   SECTION 8.08         Successor Trustee........................................................................56
   SECTION 8.09         Merger or Consolidation of Trustee.......................................................56
   SECTION 8.10         Appointment of Authenticating Agent......................................................57
   SECTION 8.11         Appointment of Co-Trustee or Separate Trustee............................................58
   SECTION 8.12         Tax Returns..............................................................................59
   SECTION 8.13         Appointment of Custodians................................................................59

                                                     ARTICLE IX
                                                    TERMINATION

   SECTION 9.01         Termination upon Repurchase by the Depositor.............................................60
   SECTION 9.02         Final Distribution on the Certificates...................................................60

                                                     ARTICLE X
                                              MISCELLANEOUS PROVISIONS

   SECTION 10.01         Amendment...............................................................................61
   SECTION 10.02         Recordation of Agreement; Counterparts..................................................61
   SECTION 10.03         Governing Law...........................................................................61
   SECTION 10.04         Intention of Parties....................................................................61
   SECTION 10.05         Notices.................................................................................62
   SECTION 10.06         Severability of Provisions..............................................................62
   SECTION 10.07         Assignment..............................................................................62
   SECTION 10.08         Limitation on Rights of Certificateholders..............................................62
   SECTION 10.09         Inspection and Audit Rights.............................................................63
   SECTION 10.10         Certificates Nonassessable and Fully Paid...............................................63

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         THESE STANDARD TERMS AND PROVISIONS OF POOLING AND SERVICING
AGREEMENT, are dated as of ________, 200_, among [ ], as depositor (the "Depositor"), [Name of Master Servicer], as master servicer (the "Master Servicer") and [Name of Trustee], as trustee (the "Trustee") and are incorporated by reference in the Reference Agreement (as hereinafter defined), to the extent set forth therein. Upon execution of the Reference Agreement, this document, as amended and supplemented by the Reference Agreement, represents the agreement of the parties with respect to the sale and servicing of the Mortgage Loans to the Trust named in such Reference Agreement.

         In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree, in addition to the matters set forth in the Reference Agreement, as follows:

                                 ARTICLE I

                                DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Administrative Fee: With respect to any Mortgage Loan, the percentage rate per annum of the Principal Balance of each Mortgage Loan that is payable to the Depositor out of each payment on account of interest of such Mortgage Loan, exclusive of any Retained Yield, Servicing Fee and servicing compensation payable to the Servicer of such Mortgage Loan. The Administrative Fee is reserved for the administration of the Trust Fund, and may be fixed or variable, as specified in the Reference Agreement.

         Agreement: This Standard Terms and Provisions of Pooling and Servicing, together with the Reference Agreement with respect to a Series, and any and all amendments or supplements hereto or thereto.

         Alternative Credit Support: Any method of credit support, other than the methods of Credit Support specified herein and other than Subordinated Certificates, as provided for in the applicable Reference Agreement.

         Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made for the originator at the time of the origination of the related Mortgage Loan, or the sales price of the Mortgaged Property at the time of such origination, whichever is less.

         Authenticating Agent: The Authenticating Agent appointed pursuant to Section 8.10 hereof and identified in the Reference Agreement, which is authorized by the Trustee to act on behalf of the Trustee to authenticate the Certificates. The Authenticating Agent may be the Depositor or any Person directly or indirectly controlling or controlled by or under common control with the Depositor.

         Business Day: Any day other than (i) a Saturday or a Sunday, or
(ii) a day on which banking institutions in _________ are authorized or obligated by law or executive order to be closed.

         Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Depositor, the Seller or another source in order to enable the Mortgagor to reduce the payments required to be made by the Mortgagor from the Mortgagor's funds in the early years of a Mortgage Loan.

         Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a buydown agreement.

         Certificate: Any one of the certificates executed by the Depositor and authenticated by or on behalf of the Trustee in substantially the form or forms attached as Exhibits to the Reference Agreement. The Certificates may be issued in such Classes or Subclasses and with such characteristics as are specified in the applicable Reference Agreement.

         Certificate Account: The non-interest-bearing deposit account or accounts created and maintained by the Master Servicer pursuant to Section 3.08, in the name of the Trustee for the benefit of Certificateholders for deposit of payments and collections in respect of the Mortgage Loans pursuant to Section 3.08 hereof, which account or accounts must be an Eligible Account or Accounts.

         Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to Section 5.02 hereof, and the registrar appointed and identified in the Reference Agreement.

         Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent has been obtained.

         Class: With respect to a Series of Certificates, all of the Certificates of such Series designated in the applicable Reference Agreement as a class.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         Corporate Trust Office: The principal office of the Trustee in [name of state] at which at any particular time its corporate business shall be administered, which office at the date of the execution of this Agreement is located at [address].

         Credit Support: The Pool Insurance Policy, the Special Hazard Insurance Policy, the Letter of Credit, the Mortgagor Bankruptcy Bond, the Reserve Fund or the Alternative Credit Support specified in the Reference Agreement.

         Custodial Account: If so specified in the Reference Agreement with respect to a Series, the non-interest-bearing deposit account or accounts created and maintained by the Master Servicer pursuant to Section 3.08 in lieu of the Certificate Account in the name of the Trustee for the benefit of the Certificateholders, which account or accounts must be an Eligible Account or Accounts. Amounts in such Custodial Account will be remitted, net of amounts withdrawn pursuant to Section 3.12, to a Certificate Account maintained by the Trustee pursuant to such Reference Agreement.

         Custodial Agreement: The Custodial Agreement, if any, from time to time in effect, among the Master Servicer, the Trustee and the Custodian named therein (if the Trustee is not the Custodian) in substantially the form set forth as an Exhibit to the Reference Agreement.

         Custodian: The Custodian or Custodians identified in the Reference Agreement and named pursuant to one or more Custodial Agreements as may from time to time be in effect, or its successor in interest. The Custodian may be the Trustee, or any Person directly or indirectly controlling or controlled by or under common control with the Trustee, or an independent entity.

         Cut-off Date: The first day of the month of the initial issuance of a Series of Certificates, as specified in the related Reference Agreement.

         Deleted Mortgage Loan: With respect to a Series of Certificates, a Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

         Delivery Date: The date of settlement of the sale of the Certificates to the original purchasers thereof, as specified in the Reference Agreement with respect to a Series of Certificates.

         Depositor: Goldman Sachs Asset Backed Securities Corp., a Delaware corporation, or its successor in interest.

         Determination Date: The 20th day (or if such 20th day is not a Business Day, the Business Day immediately preceding such 20th day) of the month of the related Distribution Date.

         Distribution Date: The 25th day of each calendar month after the initial issuance of the Series of Certificates, or if the 25th day is not a Business Day, the next succeeding Business Day, unless otherwise specified in the applicable Reference Agreement.

         Due Date: Unless otherwise specified in the Reference Agreement, the first day of the month in which the related Distribution Date occurs.

         Eligible Account: An account (i) that is maintained with a depository institution or trust company incorporated under the laws of the United States or of any state thereof and the amounts deposited therein shall be held in the form of Eligible Investments of (ii) meeting the requirements established for a Servicing Account.

         Eligible Investments: Unless otherwise specified in the Reference Agreement with respect to a Series, at any time, any one or more of the following obligations, instruments and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest ratings of the Rating Agency, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agency;

                  (iii) commercial or finance company paper which is then rated in the highest commercial or finance company paper rating categories of the Rating Agency, or such lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long term debt obligations of such holding company) are then rated in the highest rating category of the Rating Agencies, in the case of commercial paper, or in the second highest category in the case of long term debt obligations, or such lower categories as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by the Rating Agency;

                  (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC or the FSLIC;

                  (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to the Rating Agency at the time of the issuance of or investing in such guaranteed reinvestment agreements;

                  (vii) repurchase obligations with respect to any security described in (i) and (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

                  (viii) securities bearing interest or sold at a discount issued by any corporation or sold at a discount issued by any corporation incorporated under the laws of the Untied States or any state thereof which, at the time of such investment or contractual commitment providing for such investment are then rated in one of the two highest categories of the Rating Agency, or in such lower rating category as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agency; and

                  (ix) such other investments acceptable to the Rating Agency with respect to mortgage pass-through certificates rated by the Rating Agency in the same rating category as the Certificates of the related Series.

         Event of Default: As defined in Section 7.01 hereof.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FHA: The Federal Housing Authority of the United States Department of Housing and Urban Development or any successor department or agency of the United States of America.

         FHA Certificate of Mortgage Insurance: A Mortgage Insurance Certificate (FHA Form No. 9100-1) evidencing that the FHA has insured the holder of the related Mortgage Loan against loss sustained by reason of a default by the Mortgagor in the payment of principal and interest thereon, or any other form of certificate hereafter issued by the FHA evidencing similar coverage.

         FHA Loan: A Mortgage Loan covered by a FHA Certificate of Mortgage Insurance.

         FHA Regulations: The regulations promulgated by the FHA from time to time establishing the conditions to the issuance of an FHA Certificate of Mortgage Insurance and the requirements for maintaining the insurance evidenced by such certificate in effect and for the filing and payment of claims thereon.

         FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         FSLIC: The Federal Savings and Loan Insurance Corporation, or any successor thereto.

         Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund for a Series, any Primary Mortgage Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy, FHA Certificate of Mortgage Insurance, VA Loan Guaranty Certificate or Mortgagor Bankruptcy Bond, including all riders and endorsements thereto, as specified in the Reference Agreement with respect to such Series.

         Insurance Proceeds: Amounts paid pursuant to any Primary Mortgage Insurance Policy, FHA Certificate of Mortgage Insurance, VA Loan Guaranty Certificate, or the Pool Insurance Policy, Mortgagor Bankruptcy Bond, if any, with respect to a Series and amounts paid pursuant to the Special Hazard Insurance Policy with respect to such Series, when the related property has not been restored, and amounts paid by any insurer pursuant to any other insurance policy covering a Mortgage Loan.

         Insured Expenses: Expenses covered by the Pool Insurance Policy, any Primary Insurance Policy, the Mortgagor Bankruptcy Bond or the Special Hazard Insurance Policy, any replacement insurance policy or policies for any of the foregoing insurance policies, or any other insurance policy with respect to the Mortgage Loans.

         L/C Bank: The issuer, if any, of the Letter of Credit with respect to a Series of Certificates, as specified in the related Reference Agreement.

         Letter of Credit: If so specified in the Reference Agreement with respect to a Series of Certificates, the irrevocable stand-by letter of credit issued by the L/C Bank in favor of the Trustee for the benefit for the Certificateholders, terms of which, to the extent not specified herein, shall be as specified in such Letter of Credit and in the Reference Agreement with respect to such Series.

         Liquidating Loan: A Mortgage Loan (including a mortgage loan formerly held in the Trust Fund which has been assigned to the L/C Bank in consideration of payments under the Letter of Credit) as to which, as of the close of business on the Business Day next preceding the Due Date, the outstanding principal balance under the related Mortgage Note has been accelerated (and as to which any applicable rights of any Person having an interest in the Mortgaged Property to reinstate the Mortgage Loan shall have expired ) and, with respect to which, for satisfaction of such liquidated proceeds of the security for such Mortgage Loan, including (without limitation) (a) from deed in lieu of foreclosure, sale in foreclosure, trustee's sale or other realization as provided by applicable law of real property subject to the related Mortgage and any security agreements, (b) from claims under related private mortgage insurance or hazard insurance, and/or (c) from claims against any public or governmental authority on account of a taking or condemnation of any such property.

         Liquidation Expenses: Expenses incurred by the Master Servicer (or the related Servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Master Servicer (or the related Servicer) under an FHA Certificate of Mortgage Insurance or VA Loan Guaranty Certificate for reasons other than the failure of the Master Servicer (or the related Servicer) to comply with FHA Regulations or VA Regulations, as the case may be, the Pool Insurance Policy, if any, with respect to a Series or any Primary Insurance Policy for reasons other than the Master Servicer's failure to comply with Section 3.13 hereof, or under any Alternative Credit Support, or with respect to a Series of Certificates as to which credit support is provided by a Letter of Credit, expenses incurred by the L/C Bank, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Master Servicer pursuant to Section 3.14 hereof in respect of the related Mortgage and any related and unreimbursed expenditures for real estate property taxes or for property restoration or preservation to the extent not previously reimbursed under any hazard insurance policy or under the Special Hazard Insurance Policy, if any, with respect to a Series, for reasons other than the Master Servicer's failure to comply with Section
3.14 hereof.

         Liquidation Proceeds: Amounts (other than Insurance Proceeds, payments under the Letter of Credit or the proceeds of any Alternative Credit Support) received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise, or amounts received in connection with any condemnation or partial release of a Mortgaged Property.

         Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Master Servicer: [Name of Master Servicer], a [ ] corporation, or its successor in interest, or any successor master servicer appointed as herein provided.

         Monthly Advance: The aggregate of (i) the advances made by the Master Servicer on any Distribution Date pursuant to Section 4.01 or 4.03 hereof, the amount of any such advances being equal to the aggregate of payments of principal and interest on the Mortgage Loans (in the case of Buydown Mortgage Loans, exclusive of any such payments required by such Buydown Mortgage Loan to be made out of Buydown Funds) that were due on the Due Date and delinquent as of the close of business on the Business Day next preceding the related Distribution Date and as to which the related Servicer, if any, has made no advance, after adjustment of any delinquent interest payment to interest at the Pass-Through Rate (after giving effect to the application of any Buydown Funds), less the aggregate amount of any such delinquent payments that the Master Servicer has determined would constitute a Nonrecoverable Advance if made and (ii) any advances made by the Master Servicer on any Distribution Date pursuant to Section 4.05.

         Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Schedule: The list of Mortgage Loans transferred to the Trustee as part of the Trust Fund for the Certificates and from time to time subject to this Agreement, as from time to time amended by the Trustee (or by a Custodian as the duly appointed agent of the Trustee) to reflect the addition of Replacement Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement and the Reference Agreement), attached to the Reference Agreement.

Such schedule will set forth the following information with respect to each Mortgage Loan:

                  (i) the loan number;

                  (ii) the street address of the Mortgaged Property;

                  (iii) the Mortgage Rate:

                  (iv) the original term;

                  (v) the original principal balance;

                  (vi) the first payment date;

                  (vii) the current monthly payment in effect as of the Cut-off Date;

                  (viii) the principal balance as of the Cut-off Date;

                  (ix) the Loan-to-Value Ratio at origination;

                  (x) a code indicating whether the residential dwelling at the time of origination was represented to be a primary residence, a second or vacation home, or an investment property;

                  (xi) a code indicating whether the residential dwelling is a single family dwelling, a two-to-four family dwelling, or a condominium unit in a high-rise or low-rise development;

                  (xii) a code indicating the number of units in the residential dwelling; and

                  (xiii) the Retained Yield.

Such schedule shall also set forth the total of the amounts described under
(viii) above for all of the Mortgage Loans, together with the aggregate principal balance as of the Cut-Off Date of the Buy-Down Mortgage Loans, if any, included in the related Trust Fund, and any additional information required by the Reference Agreement. Such schedule may be in the form of more than one list collectively setting forth all of the information required.

         Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof and of the Reference Agreement as from time to time are held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule attached as Schedule I to the Reference Agreement.

         Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         Mortgage Rate: The annual rate of interest borne by a Mortgage Note, which may be fixed or variable, as specified in the related Reference Agreement.

         Mortgaged Property: The underlying property securing a Mortgage Loan.

         Mortgagor: The obligor on a Mortgage Note.

         Mortgagor Bankruptcy Bond: If so provided for in the applicable Reference Agreement, the bankruptcy bond obtained pursuant to Section 3.23.

         Nonrecoverable Advance: Any portion of the Monthly Advance previously made or proposed to be made by the Master Servicer (other than that portion of a Monthly Advance made pursuant to Section 4.05 hereof) that, in the good faith judgment of the Master Servicer, will not or, in the case of a current delinquency, would not be, ultimately recoverable by the Master Servicer from Insurance Proceeds, Liquidation Proceeds, payments under the Letter of Credit, amounts in the Reserve Fund, or from proceeds of any Alternative Credit Support, or otherwise. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Trustee and the Depositor, setting forth the reasons for such determination as specified in Section 4.04 hereof.

         Nonsubserviced Mortgage Loan: Any Mortgage Loan that is not subject to a Servicing Agreement on the date of issuance of a Series of Certificates or thereafter.

         Officers' Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, acceptable to the Trustee.

         Pass-Through Rate: As to each Mortgage Loan, the annual rate of interest, which may be fixed or variable, as specified in the related Reference Agreement, to be distributed to the Certificateholders in the manner specified in such Reference Agreement. Any regular monthly remittance or accrual of interest shall be based upon annual interest at such rate on the Principal Balance of such Mortgage Loan divided by twelve.

         Paying Agent: The Paying Agent identified in the Reference Agreement with respect to a Series, authorized to make distributions on behalf of the Trustee.

         Performance Bond: With respect to a Series of Certificates, the bond, guaranty or similar form of insurance coverage obtained by the Master Servicer pursuant to Section 4.06 hereof providing a guaranty of the performance of the Master Servicer's obligations under this Agreement.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         Pool Insurance Policy: If so specified in the Reference Agreement with respect to a Series of Certificates for which credit support is provided by a Pool Insurance Policy, the policy of mortgage pool guaranty insurance obtained pursuant to Section 3.13, a form of which is attached as an Exhibit to such Reference Agreement, or any replacement insurance policy obtained pursuant to Section 3.13 hereof.

         Pool Insurer: With respect to a Series of Certificates for which credit support is provided by a Pool Insurance Policy, the insurer specified in the Reference Agreement with respect to a Series, or any successor thereto or the named insurer in any replacement policy obtained pursuant to Section 3.13 hereof.

         Primary Mortgage Insurance Policy: Each primary policy of mortgage guaranty insurance with respect to a Mortgage Loan, or any replacement policy therefor.

         Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor or from any Buydown Funds, after deduction of all payments due on or before the Cut-off Date, reduced by all amounts distributed or advanced to the Certificateholders or, if so specified in the related Reference Agreement, remitted or advanced to the Trustee and reported as allocable to principal.

         Principal Prepayment: Any Mortgagor payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Purchase Price: Unless otherwise specified in the Reference Agreement, with respect to any Mortgage Loan required to be purchased pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) the lesser of (a) 100% of the Principal Balance of such Mortgage Loan and (b) in the event that the Depositor elects to treat the Trust Fund with respect to the related Series of Certificates as a REMIC under the Code, the adjusted basis (as defined in the Code) of the Trust Fund in such Mortgage Loan as of the date of purchase, plus (ii) one month's interest on such Principal Balance at the Pass-Through Rate (so long as advances on account of interest have been made on account of such Mortgage Loan, otherwise, accrued and unpaid interest on the Mortgage Note at the Pass-Through Rate to the first day of the month following repurchase), plus (iii) if such purchase is being made by a Servicer and advances on account of interest have been made on account of such Mortgage Loan, the sum of all advances made with respect to such Mortgage Loan by the Master Servicer for which the Master Servicer has not been reimbursed.

         Purchase Year: With respect to a Series of Certificates to which the provisions of Section 2.03(b) are applicable, as specified in the Reference Agreement with respect to such Series, the fiscal year ending on the date specified in the Reference Agreement commencing with the year next succeeding the year of the initial issuance of such Certificates.

         Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each other state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed by the insurance regulatory authority of the state of its principal place of business and, to the extent required by applicable law, each such other state, to transact a mortgage guaranty insurance business in such state and each other state and to write the insurance provided by the insurance policy issued by it and approved as an insurer by FHLMC or FNMA and whose claims-paying ability is acceptable to the Rating Agency.

         Rating Agency: Any nationally recognized statistical rating organization, or any successor thereto, that rated the Certificates of a Series at the request of the Depositor at the time of their initial issuance. If such organization or successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee and Master Servicer.

         REMIC: A real estate mortgage investment conduit, as defined in the Code.

         Replacement Mortgage Loan: A Mortgage Loan substituted by the Depositor or the related Servicer for a Deleted Mortgage Loan which must, on the date of such substitution, meet the requirements specified in the related Reference Agreement. Such substitution must take place within the time period specified in the Reference Agreement and must satisfy the terms and conditions for substitution set forth therein.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement or the related Warranty and Servicing Agreement in respect of such Mortgage Loan.

         Reserve Fund: If provided for in the Reference Agreement with respect to a Series, the fund established and maintained pursuant to
Section 3.25 hereof and such Reference Agreement.

         Responsible Officer: When used with respect to the Trustee, [the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters,] any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Retained Yield: As set forth in the Reference Agreement, the portion of all interest accrued at the applicable Mortgage Rate (which may differ among Mortgage Loans, as specified in such Reference Agreement) of the outstanding principal balance of each Mortgage Loan from time to time outstanding that is retained by the Depositor hereunder, which is payable to the Depositor out of the interest portion of all payments or collections received on or with respect to the Mortgage Loan and, as the context requires, any similar amounts payable to a Servicer under the terms of the related Warranty and Servicing Agreement.

         Series: A separate series of Certificates issued pursuant to this Agreement, which Certificates may, as provided in the related Reference Agreement, be divided into one or more Classes or Subclasses with the characteristics specified in such Reference Agreement.

         Servicer: With respect to any Mortgage Loan, any Person who executed a Warranty and Servicing Agreement applicable to such Mortgage Loan.

         Servicer Advance: The meaning specified in Section 3.09 hereof.

         Servicer Remittance Date: The __th day of each month, or if such day is not a Business Day, the Business Day immediately preceding such __th day.

         Servicing Account: A custodial demand deposit account or accounts established by the Servicer pursuant to Section 3.09 hereof with (i) a depository institution the long term unsecured debt obligations of which are rated by the Rating Agency in one of its two highest rating categories at the time of any deposit therein, or (ii) the deposits in which are fully insured by the FDIC, or the FSLIC, or (iii) a depository institution in which such accounts are insured by the FDIC or the FSLIC (to the limits established by the FDIC or the FSLIC) the uninsured deposits in which are otherwise several such that, as evidenced by an Opinion of Counsel, delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is similar to claims of any other depositors or creditors of the depository institution with which such account is maintained or (iv) any other account or accounts acceptable to the Rating Agency rating the Certificates of the related Series.

         Servicing Fee: With respect to each interest payment on a Mortgage Loan, the amount of each interest payment in excess of the Pass-Through Rate, after deduction of the Administrative Fee, the Retained Yield, and any servicing compensation payable to the related Servicer (or, in the case of a Nonsubserviced Loan, to the Master Servicer) pursuant to the related Warranty and Servicing Agreement, as the case may be.

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Master Servicer pursuant to Section 2.03, as such list may from time to time be amended.

         Single Certificate: A Certificate in the denomination and representing the interest in the Trust Fund specified in the Reference Agreement.

         Special Hazard Insurance Policy: If so specified in the Reference Agreement, credit support which is provided by a special hazard insurance policy, a specimen of which is attached as an Exhibit to the Reference Agreement, or any replacement policy obtained pursuant to Section 3.14 hereof.

         Special Hazard Insurer: With respect to a Series of Certificates for which credit support is provided by a Special Hazard Insurance Policy, the insurer named in the related Reference Agreement, or any successor thereto, or the named insurer in any replacement policy obtained pursuant to Section 3.14 hereof.

         Subordinated Certificates: Any Certificates of a Series, the rights of the holders of which to receive distributions on or with respect to the Mortgage Loans in the Trust Fund for such Series are subordinated to the rights of the holders of one or more Classes or Subclasses of such Series to receive such distributions, as set forth in the related Reference Agreement.

         Trust Fund: With respect to a Series of Certificates the corpus of the trust created by this Agreement consisting of the Mortgage Loans and other property specified in the related Reference Agreement.

         Trust Receipt: The meaning specified in Section 3.17 hereof.

         Trustee: [Name of Trustee], a [    ] corporation, not in its
individual capacity, but solely as trustee under this Agreement, and any successor thereto, as provided herein.

         Uninsured Cause: With respect to any Series of Certificates for which credit support is provided by a Special Hazard Insurance Policy, any cause of damage to Mortgaged Property such that the complete restoration of such Mortgaged Property is not fully reimbursable by the hazard insurance policies or by the Special Hazard Insurance Policy required to be maintained pursuant to Section 3.14 hereof.

         VA: The Veterans Administration, an agency of the United States of America, or any successor department or agency.

         VA Loan: A Mortgage Loan covered by a VA Loan Guaranty Certificate.

         VA Loan Guaranty Certificate: A loan guaranty certificate (VA Form No. 26-1866a) or any similar certificate or instrument issued by the VA pursuant to VA Regulations, evidencing that the VA has guaranteed the payment of a portion of the principal and interest on a VA Loan.

         VA Regulations: The regulations promulgated by the VA from time to time establishing the conditions to the issuance of a VA Loan Guaranty Certificate and the requirements for maintaining the guaranty evidenced by such certificate in effect for the filing and payment of claims thereon.

         Voting Rights: The portion of the aggregate voting rights evidenced by the Certificates of a Series that is allocated to any particular Certificate, as specified in the Reference Agreement.

         Warranty and Servicing Agreement: A Master Seller's Warranty and Servicing Agreement, providing for the origination, sale and servicing of Mortgage Loans in such form as has been approved by the Depositor, each containing representations and warranties in respect of the Mortgage Loans sold and serviced thereunder.

         The meaning of certain defined terms used in this Agreement shall, when applied to a particular Series of Certificates and certain defined terms applicable to such Series, be as defined in the Reference Agreement with respect to such Series.

                                ARTICLE II

                       CONVEYANCE OF MORTGAGE LOANS;
                       REPRESENTATIONS AND WARRANTIES

SECTION 2.01   Conveyance of Mortgage Loans.
               ----------------------------

         The Depositor, concurrently with the execution and delivery of a Reference Agreement, shall, in the manner specified below and in such Reference Agreement sell, transfer, assign, set over and otherwise convey to the Trustee, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached to such Reference Agreement, including all interest and principal received or receivable by the Depositor on or with respect to the Mortgage Loans after the Cut-off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date and other than with respect to any Retained Yield specified in the Reference Agreement together with all its right, title and interest in and to the proceeds of any related Insurance Policies under which the Trustee is not named as loss payee and any other insurance policies with respect to the Mortgage Loans.

         In connection with any such transfer and assignment, the Depositor shall deliver to, and deposit with, the Trustee, or to any Custodian appointed by the Trustee pursuant to this Agreement as the agent of the Trustee, the following documents or instruments with respect to each Mortgage Loan so assigned:

                  (i) the Mortgage Note, endorsed without recourse by the Depositor to order of the Trustee, as trustee for the benefit of the Certificateholders of the related Series, signed in the name of the Depositor by an Authorized Officer, with all intervening endorsements showing a complete chain of title from the originator thereof to the Depositor; and if the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed on behalf of the Mortgagor by another person, the original power of attorney or other instrument that authorized and empowered such person to sign, or, a copy of the original power of attorney or other instrument certified by the public recording office in those instances where the public recording office retains the original;

                  (ii) the original Mortgage, as recorded, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in those instances where the public recording office retains the original;

                  (iii) an assignment (which may be included in a blanket assignment) of the Mortgage in recordable form to the Trustee, as trustee for the benefit of the Certificateholders of the related Series;

                  (iv) any Insurance Policies;

                  (v) the original policy of title insurance or, if such policy has not been delivered to the Depositor prior to the Delivery Date, an original binder of title insurance;

                  (vi) the original assignment or assignments of the Mortgage, together with originals of all intervening assignments, with evidence of recording thereon;

                  (vii) the original copy of all assumption and modification agreements, if any, with respect to such Mortgage Loan;

                  (viii) the original commitment or certificate of Primary Mortgage Insurance Policy, if any;

                  (ix) the Letter of Credit, if any; and

                  (x) any Alternative Credit Support.

         In the event that, in connection with any Mortgage Loan, the Depositor cannot deliver the original recorded Mortgage or an original recorded assignment of the Mortgage with evidence of recording thereon concurrently with the execution and delivery of the Reference Agreement solely because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver, or cause the related Servicer to deliver, to the Trustee (or to a Custodian on behalf of the Trustee), an Officers' Certificate or a certificate of the related Servicer, with a photocopy of such Mortgage or assignment of the Mortgage attached thereto, stating that such Mortgage or assignment of the Mortgage has been delivered to the appropriate public recording official for recordation. The Depositor shall promptly deliver, or cause the related Servicer to deliver, to the Trustee (or to a Custodian on behalf of the Trustee) such Mortgage or assignment of the Mortgage with evidence of recording indicated thereon upon receipt thereof from the public recording official or from the related Servicer. From time to time the Servicers or the Master Servicer may forward to the Trustee (or to a Custodian on behalf of the Trustee) additional original documents evidencing an assumption or modification of a Mortgage Loan.

         The Trustee (or a Custodian on behalf of the Trustee) shall cause to be recorded in the appropriate public office for real property records each assignment referred to in this Section 2.01. If any assignment is returned unrecorded to the Trustee (or to such Custodian) because of any defect therein, the Trustee shall promptly notify the Master Servicer and the Depositor. The Master Servicer shall promptly notify the related Servicer of such defect and request that such Servicer cure or correct such defect and cause such assignment to be recorded in accordance with this paragraph or, if such Servicer does not cure or correct such defect or in the event such defect cannot be so cured, that such Servicer either (a) substitute a Replacement Mortgage Loan or Loans for the related Mortgage Loan, which substitution must occur within the time period specified in the Reference Agreement and which shall be subject to the conditions set forth in Section 2.04 and terms and conditions with respect to substitution in the Reference Agreement; or (b) repurchase such Mortgage Loan at the Purchase Price therefor, in the manner provided in Section 2.02 hereof.

         In the case of Mortgage Loans that have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of the Reference Agreement, the Depositor, in lieu of delivering the above documents to the Trustee, will deposit in the Certificate Account the amount with respect to such payment that is required to be deposited in the Certificate Account pursuant to Section 3.08 hereof.

         All original documents relating to the Mortgage Loans that are not delivered to the Trustee or the respective Custodian, if any , are and shall be held in trust for the benefit of the Trustee on behalf of the Certificateholders.

SECTION 2.02   Acceptance by Trustee.
               ---------------------

         The Trustee (or the respective Custodian as the duly appointed agent of the Trustee) will hold the documents referred to in Section 2.01 above and the other documents constituting a part of the Mortgage Files delivered to it (or to such Custodian) with respect to a Series in trust for the use and benefit of all present and future Certificateholders of such Series. Upon request by any Holder of a Certificate of such Series, the Trustee will provide an initial certification acknowledging receipt of the proper number of Mortgage Files and that they appear regular on their face on and as of the date of this Agreement. The Trustee shall, for the benefit of the Holders of the Certificates of such Series, review, or cause a Custodian on its behalf to review, each Mortgage File within 60 days after the execution and delivery of the related Reference Agreement, to ascertain that all required documents have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule attached to such Reference Agreement. If, in the course of such review, the Trustee (or any such Custodian) finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Depositor. The Master Servicer shall promptly notify the related Servicer of such defect and request that such Servicer correct or cure such defect within 60 days from the date the Master Servicer was notified of such defect and, if such Servicer does not correct or cure such defect within such period, that such Servicer, if and to the extent that such Servicer is obligated to do so under the related Warranty and Servicing Agreement, either (a) substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, which substitution shall be accomplished within the time period specified in the Reference Agreement, in the manner and subject to the conditions set forth in this Section and in the Reference Agreement; or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date the Master Servicer was notified of such defect at the Purchase Price of such Mortgage Loan. The Purchase Price for any such Mortgage Loan shall be deposited by such Servicer in the Certificate Account maintained by the Master Servicer pursuant to Section 3.08 hereof and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release, or shall cause the related Custodian to release, the related Mortgage File to such Servicer, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such Servicer or its designee title to any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Servicer to substitute for or to purchase any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Trustee on behalf of the Certificateholders, except as set forth below.

         If so specified in the Reference Agreement, in the event that a Servicer fails to repurchase any Mortgage Loan that it is required to purchase pursuant to this Section 2.02, the Master Servicer shall purchase such Mortgage Loan at the Purchase Price and in the manner set forth above, within five Business Days of the Master Servicer's receipt of written demand therefor from the Trustee. Upon receipt by the Trustee of written notification of the deposit of the Purchase Price pursuant to Section 3.08 hereof, signed by a Servicing Officer, the Trustee shall release, or shall cause the Custodian to release, the related Mortgage File to the Master Servicer and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee title to any Mortgage Loan purchased pursuant hereto. Notwithstanding anything contained herein or in such Reference Agreement to the contrary, the Master Servicer shall not be entitled to substitute a Replacement Mortgage Loan or Loans in satisfaction of such repurchase obligation.

         The Trustee shall retain (or cause a Custodian to retain) possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of any Special Hazard Insurance Policy, any Pool Insurance Policy, any Mortgagor Bankruptcy Bond, any Performance Bond, any Alternative Credit Support and any certificates of renewal thereof, and such other documents or instruments that constitute part of the Mortgage File that come into the possession of the Master Servicer from time to time.

SECTION 2.03  Representations, Warranties and Covenants of the Master Servicer.
              ----------------------------------------------------------------

         (a) The Master Servicer hereby represents, warrants and covenants to the Depositor and the Trustee that, as of the date of the Reference
Agreement:

                  (i) the Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of [ ] and is duly authorized and qualified to transact any and all business contemplated by this Agreement and is, or will be, in compliance with the laws of any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is, or will be, in compliance with the laws of any such State, to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) the Master Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (iii) neither the execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation of any other of the transactions herein contemplated, nor the fulfillment of or compliance with the terms hereof, will (A) result in a material breach of any term or provision of the certificate of incorporation or by-laws of the Master Servicer or (B) conflict with, result in a material breach, violation or acceleration of, or result in a default under, the terms of any other agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer;

                  (iv) the Master Servicer is, and will remain, subject to supervision and examination by any state or federal authority as may be applicable and will remain in good standing and qualified to do business where so required by applicable law and is, and will remain, an approved servicer of conventional mortgage loans for FNMA or FHLMC;

                  (v) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that, if determined adversely to the Master Servicer, would adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof or that would have a material adverse effect on the financial condition of the Master Servicer;

                  (vi) the Master Servicer will at all times comply in the performance of its obligations under this Agreement with FHA Regulations and VA Regulations, as applicable, and with all reasonable rules and requirements of the insurer under each Required Insurance Policy;

                  (vii) no information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any affiliate of the Depositor or the Trustee by the Master Servicer will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading;

                  (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated hereby;

                  (ix) in the performance of its servicing obligations hereunder, the Master Servicer will not, by act or omission, materially impair the value of any Mortgage Loan; and

                  (x) the Master Servicer has examined each existing, and will examine each new Warranty and Servicing Agreement, and is, or will be, familiar with the terms thereof. The terms of each existing Warranty and Servicing Agreement and each Servicer thereunder are acceptable to the Master Servicer and any new Warranty and Servicing Agreements or Servicers will comply with the provisions of Section 3.02 hereof.

         (b) With the provisos and limitations as to remedies set forth in this Section 2.03(b), if so specified in the Reference agreement, the Master Servicer hereby represents and warrants to the Depositor and the Trustee with respect to each Mortgage Loan that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Delivery Date pursuant to the Reference Agreement (whether or not known to the Master Servicer on or prior to such date) that has resulted, or that will result, in an exclusion from, denial of, or defense to coverage under a Primary Mortgage Insurance Policy for any Mortgage Loan, the Pool Insurance Policy, the Special Hazard Insurance Policy or the Mortgagor Bankruptcy Bond (including, without limitation, any exclusions, denials or defenses that would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured, whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Master Servicer, a Servicer of such Mortgage Loan, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's financial inability to pay or by reason of a determination that the loss suffered was a loss not insured by the terms and provisions of such insurance policy), and covenants that within 90 days of its discovery or its receipt of notice of breach of this representation and warranty as provided in Section 2.03(c) hereof, the Master Servicer shall cure such breach in all material respects or, subject to the limitations set forth in the next following paragraph, shall purchase the Mortgage Loan from the Trustee; provided, however, that: (1) any such purchase by the Master Servicer shall be at the Purchase Price and be accomplished in the manner set forth in Section 2.03(d) hereof; (2) no such purchase shall be required so long as the Master Servicer either (i) is diligently pursuing remedies against the appropriate insurer or insurers or against the Servicer of the related Mortgage Loan or is contesting in good faith the denial of liability by the appropriate insurer or insurers and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Primary Mortgage Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or the Servicer of the related Mortgage Loan, or (ii) pays to the appropriate payee the amount in respect of such Mortgage Loan that the insurer under any applicable Primary Mortgage Insurance Policy, the Pool Insurer under the Pool Insurance Policy, the Special Hazard Insurer under the Special Hazard Insurance Policy and the issuer of the Mortgagor Bankruptcy Bond would, in the aggregate, be liable to pay, absent a denial of liability by any of them; (3) any payment made by the Master Servicer pursuant to clause (ii) above shall be counted as an amount paid by the Master Servicer to purchase Mortgage Loans in determining the limitations stated in the next paragraph of this Section 2.03(b); and (4) the obligations of the Master Servicer to purchase any Mortgage Loan as to which such a breach has occurred and is continuing shall be subject to the limitations set forth in the next paragraph and shall constitute the sole remedy against the Master Servicer in respect of such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

         [In respect of Mortgage Loans that the Master Servicer becomes obligated to purchase solely because of a breach of the representation and warranty set forth in this Section 2.03(b), the Master Servicer's obligation to purchase shall be limited to (X) in the first Purchase Year, the purchase of Mortgage Loans having an aggregate Net Purchase Price (as defined below) not exceeding an amount equal to [3%] of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date specified in the Reference Agreement, (Y) in the second Purchase Year, the purchase of Mortgage Loans having an aggregate Net Purchase Price not exceeding an amount equal to the lesser of (i) [2%] of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) the excess of the maximum amount set forth in clause (X) above over the aggregate Net Purchase Price of the Mortgage Loans that the Master Servicer has become obligated to purchase during the first Purchase Year and has purchased and
(Z) in the third through fifth Purchase Years, inclusive and on a cumulative basis, the purchase of Mortgage Loans having an aggregate Net Purchase Price not exceeding an amount equal to the lesser of (i) [1%] of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) the excess of the maximum amount set forth in clause (Y) above over the aggregate Net Purchase Price of the Mortgage Loans that the Master Servicer has become obligated to purchase during the second Purchase Year and has purchased. After the fifth Purchase Year, the Master Servicer shall not be obligated to purchase any Mortgage Loans solely because of a breach of the representation and warranty set forth in this Section 2.03(b). The Net Purchase Price of such a Mortgage Loan shall be the Purchase Price less the amount of Liquidation Proceeds, if any, realized by the Master Servicer from any source (including, without limitation, any insurer or the related Servicer) in the disposition of such Mortgage Loan net of related Liquidation Expenses incurred by the Master Servicer. For the purpose of determining the Purchase Year in which the Master Servicer is or is not, as the case may be, obligated to purchase a Mortgage Loan in accordance with this paragraph and for the purpose of determining the aggregate Net Purchase Price of Mortgage Loans to be purchased in a Purchase Year or Purchase Years, as the case may be, in accordance with this paragraph (the purchase of a particular Mortgage Loan being at the Purchase Price and being accomplished in the manner set forth in Section 2.03(d) hereof), the date of a purchase and the date on which Liquidation Proceeds are realized by the Master Servicer in the disposition of a Mortgage Loan shall be deemed to be the date on which the Master Servicer received notice of or discovered the related breach of the representation or warranty set forth in this Section 2.03(b).]

         (c) Upon discovery by the Depositor, the Master Servicer or the Trustee of a breach of the representation and warranty set forth in Section 2.03(a) or 2.03(b) hereof that materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

         (d) The Purchase Price for any Mortgage Loan purchased by the Master Servicer pursuant to Section 2.03(a) or 2.03(b) hereof shall be deposited by the Master Servicer in the Certificate Account pursuant to
Section 3.08 hereof, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release (or shall cause the applicable Custodian to release) the related Mortgage File to the Master Servicer and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest title in the Master Servicer or its designee, as the case may be, in any Mortgage Loan released pursuant hereto. Notwithstanding anything contained herein or in the Reference Agreement to the contrary, the Master Servicer shall not be entitled to substitute a Replacement Mortgage Loan or Loans in satisfaction of such repurchase obligation.

         (e) The representations and warranties set forth in Section 2.03(a) or 2.03(b) hereof shall survive delivery of the respective Mortgage Files to the Trustee, or to a Custodian, as the duly appointed agent of the Trustee.

SECTION 2.04   Representations, Warranties and Covenants of the
               Depositor as to the Mortgage Loans.
               ------------------------------------------------

         The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the date of the Reference Agreement, unless otherwise specified in such Reference Agreement, that:

                  (i) as of the Cut-off Date specified in the Reference Agreement, no Mortgage Loan is more than 30 days delinquent in payment of principal and interest;

                  (ii) the information set forth in the Mortgage Loan Schedule attached to the Reference Agreement is true and correct in all material respects at the date or dates in respect of which such information is furnished;

                  (iii) as of the date of the initial issuance of the Certificates pursuant to the Reference Agreement, if such Mortgage Loan is secured by a Mortgaged Property that is a vacation or second home, such Mortgage Loan is the subject of a Primary Mortgage Insurance Policy that insures at least 25% of the principal balance thereof; if such Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Mortgage Insurance Policy that insures that portion of the principal balance thereof that exceeds the amount equal to 75% of the Appraised Value of the related Mortgaged Property; and such Mortgage Loan does not have an initial Loan-to-Value Ratio in excess of 95%;

                  (iv) the Mortgaged Property consists of a single parcel of real property with a detached single-family residence erected thereon, or a two-to-four-family dwelling or an individual condominium unit that conforms with applicable FNMA requirements regarding such dwellings; and the residence or dwelling is not a mobile home or a manufactured dwelling;

                  (v) No Buydown Mortgage Loan involves Buydown Funds in excess of 20% of its Principal Balance at the Cut-off Date specified in the Reference Agreement, and Buydown Mortgage Loans, if included in the Trust Fund, in the aggregate do not represent in excess of 5% of the aggregate Principal Balance of the Mortgage Loans at the Cut-off Date; and

                  (vi) as of the date of the initial issuance of the Certificates pursuant to the Reference Agreement, the Depositor has good title to each Mortgage Loan and each such Mortgage Loan is free of offsets, defenses or counterclaims;

         It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or to a Custodian, as the duly appointed agent of the Trustee.

         Upon discovery by the Depositor, the Master Servicer or the Trustee (or upon notice thereof from any Certificateholder) of a breach or breaches of any of the representations and warranties set forth in this Section 2.04 that materially and adversely affects, in the reasonable judgment of the Trustee, the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach or breaches shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the related Servicer of such breach and request that such Servicer correct or cure such breach within 60 days from the date the Master Servicer was notified of such breach and, if such Servicer does not correct or cure such breach within such period, or if such breach cannot be so cured, that such Servicer, if and to the extent that such Servicer is obligated to do so under the related Warranty and Servicing Agreement, either (a) remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan or Loans, which substitution shall be accomplished within the time period specified in the Reference Agreement, in the manner and subject to the conditions set forth in this Section and in the Reference Agreement; or
(b) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee. Any such purchase by such Servicer shall be at the Purchase Price and be accomplished in the manner set forth in the following paragraph, subject to the terms and conditions set forth in the Reference Agreement with respect to such substitution.

         Subject to the terms and conditions set forth in the Reference Agreement with respect to such substitution, as to any Replacement Mortgage Loan or Loans, the related Servicer shall deliver to the Trustee (or to a Custodian, as the duly appointed agent of the Trustee) for such Replacement Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Replacement Mortgage Loans in the month of substitution shall not be part of the related Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to the related Servicer on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on such Deleted Mortgage Loan for such month and thereafter such Servicer shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Trustee (or the related Custodian, as the duly appointed agent of the Trustee) shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Warranty and Servicing Agreement in all respects, the Servicer shall be deemed to have made the representations and warranties with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section as to the Depositor and Section 2.03 as to the Master Servicer. Upon any such substitution, the Trustee shall release, or shall cause the applicable Custodian to release, the Mortgage File relating to such Deleted Mortgage Loan to the related Servicer and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest title in such Servicer or its designee, as the case may be, to any Deleted Mortgage Loan substituted for pursuant to this Section 2.04.

         Subject to the terms and conditions set forth in the Reference Agreement with respect to such substitution, for any month in which a Servicer substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage shall be deposited into the Certificate Account by such Servicer in the month of substitution pursuant to Section 3.08, without any reimbursement therefor.

         In the event that a Servicer shall have repurchased a Mortgage Loan, upon receipt by the Trustee of written notification of the deposit of the Purchase Price pursuant to Section 3.08, signed by a Servicing Officer, the Trustee shall release, or shall cause the Custodian to release, the related Mortgage File to such Servicer and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest title in such Servicer or its designee, as the case may be, to any Mortgage Loan purchased pursuant to this Section 2.04. In the event that the related Servicer does not repurchase or substitute for a Mortgage Loan as to which a breach has occurred and is continuing, the Depositor shall either repurchase such Mortgage Loan or substitute a Replacement Mortgage Loan, in the manner specified in this Section 2.04. It is understood and agreed that the obligation of the related Servicer or the Depositor to repurchase any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy with respect to such breach available to Certificateholders or the Trustee on behalf of Certificateholders, except as provided in Section 2.03(b).

SECTION 2.05   Representations and Warranties of Servicers.
               -------------------------------------------

         (a) Upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach or breaches of any of the representations and warranties made in a Warranty and Servicing agreement in respect of any Mortgage Loan, which breach or breaches, individually or in the aggregate, materially and adversely affect, in the reasonable judgment of the Trustee, the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the related Servicer of such breach and request that such Servicer cure such breach within 90 days from the date the Master Servicer discovers, or was notified of, such breach, and if such Servicer does not cure such breach in all material respects, that such Servicer, if and to the extent that such Servicer is obligated to do so under the related Warranty and Servicing Agreement, either (a) substitute a Replacement Mortgage Loan or Loans for the related Mortgage Loan, which substitution must occur within the time period specified in the Reference Agreement and shall be subject to the conditions set forth in Section 2.04 and the terms and conditions with respect to such substitution set forth in the Reference Agreement, or (b) purchase such Mortgage Loan from the Trustee at the Purchase Price and in the manner set forth in Section 2.02 hereof. Upon receipt by the Trustee of written notification of the deposit of the Purchase Price pursuant to Section 3.08 by the Servicer signed by a Servicing Officer, the Trustee shall release or shall cause the Custodian to release the related Mortgage File to such Servicer and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest title to any Mortgage Loan purchased pursuant to this Section 2.05(a) in such Servicer or its respective designees. Except as set forth in 2.03(b) hereof, it is understood and agreed that the obligation of such Servicer to substitute for or to purchase any Mortgage Loan as to which such breach (or breaches) has occurred and is continuing shall constitute the sole remedy with respect to such breach or breaches available to the Trustee on behalf of the Certificateholders.

(b) In the case of a Mortgage Loan that the Master Servicer becomes obligated to purchase pursuant to Section 2.03(b) hereof and a Servicer becomes obligated to purchase pursuant to Section 2.05(a) hereof, the Master Servicer shall, so long as all advances are being made in respect of such Mortgage Loan pursuant to Section 3.09, Section 4.01 or Section 4.03 hereof, first require the Servicer to substitute for or to purchase such Mortgage Loan pursuant to Section 2.05(a) hereof, second, if such Servicer has defaulted in its obligation to substitute for or to purchase such Mortgage Loan (but without relieving it of its obligation to make such purchase), present claims under the relevant Required Insurance Policies to the extent the Master Servicer believes any such Required Insurance Policy may cover the loss in respect of such Mortgage Loan, and, third, if any loss in respect of such Mortgage Loan is not fully covered by the Required Insurance Policies, subject to the limitations set forth in Section 2.03(b) hereof, purchase such Mortgage Loan in accordance with Sections 2.03(b) and 2.03(d) hereof. If all advances are not being made in respect of such Mortgage Loan pursuant to Section 3.09, Section 4.01 or Section 4.03 hereof, the Servicer or Seller does not substitute for or purchase such Mortgage Loan pursuant to Section 2.05(a) hereof within seven days after such request and any claims presented under any Required Insurance Policies in accordance with the next preceding sentence are not paid in full within 14 days after such request, the Master Servicer shall, subject to the limitations set forth in Section 2.03(b) hereof, purchase such Mortgage Loan in accordance with Sections 2.03(b) and 2.03(d) hereof.

SECTION 2.06  Assignment of Rights under Warranty and Servicing Agreements.
              ------------------------------------------------------------

         The Depositor hereby assigns to the Trustee all its right, title and interest in respect of each Warranty and Servicing Agreement applicable to a Mortgage Loan identified in the Mortgage Loan Schedule attached to the Reference Agreement insofar as such Warranty and Servicing Agreement relates to the representations and warranties made by the related Servicer in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, as well as insofar as the provisions of such Warranty and Servicing Agreement relate to the administration and servicing of the Mortgage Loans serviced thereunder, which right, title and interest may be enforced by the Master Servicer on behalf of the Depositor, the Trustee and the Certificateholders. The Master Servicer shall enforce the provisions of the Warranty and Servicing Agreements relating to the administration and servicing of the Mortgage Loans serviced thereunder in accordance with the provisions of Article III.

                                 ARTICLE III

                         ADMINISTRATION AND SERVICING
                               OF MORTGAGE LOANS

SECTION 3.01      Master Servicer to Act as Master Servicer.
                  -----------------------------------------

         For and on behalf of the Trustee and the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and generally in accordance with FNMA guidelines, except as otherwise expressly provided in this Agreement. Each FHA Loan and VA Loan at any time subject to this Agreement shall be serviced and administered by the Master Servicer in accordance with applicable FHA and VA Regulations, respectively. In connection with such servicing and administration, the Master Servicer, subject to the immediately preceding sentence, shall have full power and authority, acting alone and/or through Servicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement and applicable FHA and VA Regulations), (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall take no action that is inconsistent with or prejudices the interests of the Trustee or the Certificateholders under this Agreement. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its best judgment, to execute and deliver , on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties. The Depositor and the Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans.

         In accordance with the standards of the preceding paragraph, the Master Servicer, with respect to any Nonsubserviced Mortgage Loan and otherwise, to the extent the related Servicer does not do so, shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Property, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.08 hereof, and further as Liquidation Expenses as provided in Section 3.16 hereof and may be withdrawn from the Certificate Account pursuant to Section 3.12 hereof. All costs incurred by the Master Servicer or by the related Servicers in effecting the timely payment of taxes and assessments on the Mortgaged Properties shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Principal Balance under the related
Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         In the event that the Depositor elects to treat the related Trust Fund as a REMIC (as defined in the Code) in the Reference Agreement, the Master Servicer shall (unless otherwise specified in such Reference Agreement) act as agent on behalf of the Trust Fund and that in such capacity it shall:
(a) prepare and file, or cause to be prepared and filed, a federal tax return using a calendar year as the taxable year for the Trust Fund when and as required by the applicable provisions of the Code; (b) make an election, on behalf of the Trust Fund, to be treated as a REMIC on the federal tax return of the Trust Fund for its first taxable year, in accordance with the applicable provisions of the Code; (c) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders all information reports as and when required to be provided to them in accordance with the applicable provisions of the Code; (d) conduct the affairs of the Trust Fund so as to maintain the status thereof as a REMIC under the applicable provisions of the Code; (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust Fund; and (f) pay the amount of any federal income tax, including prohibited transaction penalty taxes, imposed on the Trust Fund when and as the same shall be due and payable.

SECTION 3.02      Enforcement of the Obligations of Servicers.
                  -------------------------------------------

         (a) For purposes of this Agreement, the Master Servicer shall be deemed to have received the payments on the Mortgage Loans referred to in Sections 3.08, 3.09 and 3.10 hereof when the related Servicer has received such payments and shall remain obligated to deposit such payments in accordance with Section 3.08, 3.09 and 3.10 hereof, regardless of whether such payments are remitted by the Servicer to the Master Servicer, subject to the provisions of Section 4.03. The Master Servicer and the Servicer may enter into amendments to the Warranty and Servicing Agreements; provided, however, that any such amendments shall be otherwise consistent with and shall not violate the provisions of this Agreement; and provided further, that the substance of any such material amendment or material change shall be transmitted promptly to the Trustee.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Depositor, the Trustee and the Certificateholders, shall supervise, administer, monitor and oversee the servicing of the Mortgage Loans that are not serviced by it directly, and shall enforce the obligations of each Servicer under the related Warranty and Servicing Agreement, including, without limitation, the obligation of the Servicer to make advances in respect of delinquent payments as required by a Warranty and Servicing Agreement, to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02 hereof, or on account of a breach of a representation or warranty, as described in Section 2.05(a) hereof. Such enforcement, shall include, without limitation, the legal prosecution of claims, termination of Warranty and Servicing Agreements, as appropriate, and the pursuit of other appropriate remedies, and shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgement, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only
(i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

         (c) During the term of the Reference Agreement, the Master Servicer shall consult fully with each of the Servicers as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and receive, review and evaluate all reports, information and other data that are provided to the Master Servicer by each Servicer and otherwise exercise reasonable efforts to cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Warranty and Servicing Agreement. If any Servicer materially breaches or fails to perform or observe any material obligations or conditions of its Warranty and Servicing Agreement, the Master servicer shall promptly deliver to the Depositor and to the Trustee an Officers' Certificate certifying that such Servicer is in default and describing the events and circumstances giving rise to the default and what action (if any) has been, or is to be, taken by the Servicer to cure the default and setting forth the action to be taken by the Master Servicer.

SECTION 3.03      Successor Servicers.
                  -------------------

         Upon the request of a Servicer, the Master Servicer or the related Servicer shall be entitled to terminate or assign the rights of the Servicer under the related Warranty and Servicing Agreement in accordance with the terms and conditions of such Warranty and Servicing Agreement. The Master Servicer will not unreasonably withhold its consent to the transfer of the servicing obligations; provided, however, that in the event of termination or assignment of the rights of the Servicer under any Warranty and Servicing Agreement by the Master Servicer or the Servicer, the Master Servicer shall act in accordance with Section 3.04; and provided, further that no assignment of the Servicer's rights and obligations under a Warranty and Servicing Agreement may be effected without the consent of the Trustee. No such termination shall effect the right of a Servicer to receive any retained yield provided for in the Warranty and Servicing Agreement.

SECTION 3.04      Termination of the Rights of Servicers.
                  --------------------------------------

         If the Master Servicer terminates the rights of a Servicer under any Warranty and Servicing Agreement, the Master Servicer shall assume the obligations of the related Servicer under the terminated Warranty and Servicing Agreement, or at the Master Servicer's election, enter into a substitute servicing agreement with another mortgage loan service company acceptable to the Trustee and the Master Servicer under which such mortgage loan service company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Servicer, regardless of whether such liabilities, duties, responsibilities or obligations shall have accrued before or after the termination of the rights of such Servicer, including but not limited to, the Servicer's obligations to purchase certain Mortgage Loans and any other liabilities or obligations of the Servicer arising from the breach of any representations and warranties contained in the related Warranty and Servicing Agreement; provided, however that any such substitute servicing shall satisfy the requirements of Section 3.02. If the Master Servicer does not elect to enter into a substitute servicing agreement with a successor servicer, the Master Servicer shall nevertheless assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations which otherwise were to have been satisfied, performed and carried out by the Servicer under such terminated Warranty and Servicing Agreement until a substitute Servicer has been appointed and designated and a substitute servicing agreement has been entered into by the Master Servicer and such substitute servicer.

SECTION 3.05      Liability of the Master Servicer.
                  --------------------------------

         Notwithstanding the provisions of any Warranty and Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Servicer or reference to actions taken through a Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders of the related Series for the servicing and administering of the Mortgage Loans included in the Trust Fund for such Series in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Warranty and Servicing Agreements or agreements or arrangements or by virtue of indemnification from the Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with the Depositor or a Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 3.06   Rights of the Depositor and the Trustee in
               Respect of the Master Servicer.
               ------------------------------------------

         The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer hereunder or otherwise.

SECTION 3.07      Trustee to Act as Servicer.
                  --------------------------

         In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Warranty and Servicing Agreement that may have been assigned to the Trustee pursuant to Section 2.06 hereof or any substitute servicing agreement that may have been entered into by the Master Servicer pursuant to Section 3.04 hereof. The Trustee, its designee or any successor master servicer shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer under each Warranty and Servicing Agreement or substitute servicing agreement, except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Warranty and Servicing Agreement or substitute servicing agreement.

         The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Warranty and Servicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Warranty and Servicing Agreement or substitute servicing agreement to the assuming party.

SECTION 3.08      Collection of Mortgage Loan Payments; Certificate Account.
                  ---------------------------------------------------------

         The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of the Pool Insurance Policy, the Mortgagor Bankruptcy Bond, the Special Hazard Insurance Policy, any FHA Certificate of Mortgage Loan Insurance or VA Loan Guaranty Certificate (and applicable FHA and VA Regulations relating thereto), the Letter of Credit or any Alternative Credit Support, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held in its own portfolio and serviced by the Master Servicer. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) only upon determining that the coverage of such Mortgage Loan by the Pool Insurance Policy, the Mortgagor Bankruptcy Bond, the Special Hazard Insurance Policy, any related Primary Mortgage Insurance Policy, FHA Certificate of Mortgage Loan Insurance or VA Loan Guaranty Certificate, Letter of Credit or Alternative Credit Support, will not be affected, extend the due dates for payments due on a Mortgage Note for a period not greater than 125 days. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.

         The Master Servicer shall establish and maintain, in the name of the Trustee on behalf of the Certificateholders, the Certificate Account, in which the Master Servicer shall deposit on a daily basis, or as and when received from the Servicers except as otherwise specifically provided herein, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

              (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

              (ii) all payments on account of interest (net of any portion thereof retained by the related Servicer, if any, as servicing compensation and any retained yield payable to the Servicer) on the Mortgage Loans;

              (iii) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

              (iv) all amounts required to be deposited therein from the Reserve Fund pursuant to Section 3.25 and the Reference Agreement;

              (v) all payments received by the Trustee under the Letter of Credit and any payments under any Alternative Credit Support;

              (vi) all Monthly Advances made by the Master Servicer pursuant to Sections 4.01, 4.03 or 4.05 hereof and all Servicer Advances, as described in Section 3.09 hereof;

              (vii) any amount required to be deposited by the Master Servicer pursuant to the second succeeding paragraph of this Section 3.08 in connection with any losses on Eligible Investments;

              (viii) any amounts required to be deposited by the Master Servicer pursuant to Sections 3.13, 3.14 and 3.23 hereof;

              (ix) all proceeds of any Mortgage Loans or property acquired in respect of the Mortgage Loans purchased pursuant to Sections 2.02, 2.04, 2.05, 3.15 or 9.01 hereof and all amounts required to be deposited in connection with the substitution of Replacement Mortgage Loans pursuant to Sections 2.02, 2.04 or 2.05 hereof;

              (x) any Buydown Funds required to be deposited by the Master Servicer in the Certificate Account pursuant to Section 3.26 hereof.

         The foregoing requirements for deposit by the Master Servicer in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment or late payment charges or assumption fees need not be deposited by the Master Servicer in the Certificate Account. In the event that the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such withdrawal may be accomplished by delivering an Officers' Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. If the facts set forth on the face of such Officers' Certificate indicate that amounts deposited were not required to be deposited under the terms of this Section 3.08, the Trustee shall, in writing, authorize the Master Servicer to withdraw such amount from the Certificate Account. All funds deposited by the Master Servicer in the Certificate Account shall be held by the Master Servicer in trust for the Certificateholders until disbursed in accordance with the Reference Agreement or withdrawn in accordance with Section 3.12.

         The Master Servicer may cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Eligible Investments, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that if such Eligible Investment is an obligation of the institution that maintains the Certificate Account, then such Eligible Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

         The Master Servicer shall give notice to the Trustee and the Depositor of the location of the Certificate Account, and of any change thereof, prior to the use thereof.

         If so specified in the Reference Agreement with respect to a Series, amounts to be deposited in the Certificate Account pursuant to this Section
3.08 shall instead be deposited by the Master Servicer in a Custodial Account and remitted, net of amounts withdrawn pursuant to Section 3.12 hereof, by wire transfer of immediately available funds to the Certificate Account established by the Trustee pursuant to the Reference Agreement on the date specified in such Reference Agreement.

SECTION 3.09      Servicing Accounts.
                  ------------------

         In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Warranty and Servicing Agreement, the Servicer will, pursuant to the Warranty and Servicing Agreement, be required to establish and maintain one or more Servicing Accounts. The Servicer will be required thereby to deposit into the Servicing Account on a daily basis all proceeds of Mortgage Loans received by the Servicer, subject to withdrawal to the extent permitted by such Warranty and Servicing Agreement. All amounts held in the Servicing Accounts shall be held in trust for the Trustee for the benefit of the Certificateholders. On the Servicer Remittance Date, the Servicer will, pursuant to the related Warranty and Servicing Agreement, be required to remit to the Master Servicer for deposit in the Certificate Account an amount equal to the sum of (i) all amounts received by the Servicer with respect to the Mortgage Loans serviced by it as of the Servicer Remittance Date, except (a) any monthly payment prepaid for a Due Date subsequent to the month in which the Servicer Remittance Date occurs, (b) any amounts received by such Servicer with respect to such Mortgage Loans that constitute a late recovery with respect to an advance previously made by such Servicer with respect to such Mortgage Loans, and (c) any Retained Yield payable to such Servicer under the terms of such Warranty and Servicing Agreement; (ii) all partial Principal Prepayments received in the calendar month prior to the month of the Servicer Remittance Date or applied as of the Due Date in the month of the Servicer Remittance Date; (iii) all Principal Prepayments in full received in the calendar month prior to the month of the Servicer Remittance Date, in each case together with a full month's interest thereon at the Mortgage Rate (net of the related servicing compensation and any Retained Yield payable to such Servicer under the terms of such Warranty and Servicing Agreement) whether or not received from the Mortgagor; (iv) all Insurance Proceeds and Liquidation Proceeds (net of Liquidation Expenses) received in the calendar month prior to the month of the Servicer Remittance Date; and (v) with respect to each Mortgage Loan for which the monthly payment due on the immediately preceding Due Date was delinquent as of the Servicer Remittance Date, an amount equal to such payment net of the servicing compensation and any Retained Yield payable to such Servicer (a "Servicer Advance"). The Servicer may deduct from each remittance, as provided above, an amount equal to the servicing fee to which it is then entitled pursuant to the Warranty and Servicing Agreement, to the extent not previously paid to or retained by it. Any installments as to which the Servicer has not made an advance will be subject to the Master Servicer's obligation to advance set forth herein.

SECTION 3.10  Collection of Taxes, Assessments and Similar Items;
              Escrow Accounts.
              --------------------------------------------------

         In addition to the Certificate Account, the Master Servicer shall, and, pursuant to the Warranty and Servicing Agreements, the Servicers will be required to, establish and maintain one or more custodial accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by Servicers or the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Escrow Accounts shall be Eligible Accounts.

         Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Mortgage Insurance Policy, or FHA Certificate of Mortgage Loan Insurance, if applicable, or comparable items, to reimburse the Master Servicer or Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments), 3.13 hereof (with respect to the Primary Insurance Policy) and 3.14 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. As part of its servicing duties, the Master Servicer shall, and the Servicers will, pursuant to the Warranty and Servicing Agreements, be required to, pay to the Mortgagors interest on funds in the Escrow Account to the extent required by law.

         The Master Servicer shall, with respect to each Nonsubserviced Mortgage Loan and with respect to each Mortgage Loan serviced under a Warranty and Servicing Agreement, to the extent the related Servicer does not do so, advance the payments referred to in the preceding paragraph that are not timely paid by the Mortgagors; provided, however, that the Master Servicer shall be required to so advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise; and provided, further, that such payments shall be advanced when the tax, premium or other cost for which such payment is intended is due.

SECTION 3.11 Access to Certain Documentation and Information Regarding the Mortgage Loans.
                ---------------------------------------------------------

         In order to permit Certificateholders to comply with Sections 171 and 1276 of the Code, the Master Servicer shall, upon request of any Certificateholder, furnish such Certificateholder with a statement setting forth the number and principal balance of Mortgage Loans that were originated before [July 18, 1984] and before [September 27, 1985.]

         The Master Servicer shall provide the Depositor and the Trustee access to all records and documentation regarding the Mortgage Loans and all accounts, insurance policies and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

SECTION 3.12   Permitted Withdrawals from the Certificate Account.
               --------------------------------------------------

         The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes:

              (i) to pay to itself as servicing compensation that portion of any payment as to interest that equals the Servicing Fee with respect to such Mortgage Loan for the period with respect to which such interest payment was made, and, as additional servicing compensation, earnings on the amounts in the Certificate Account credited to the Certificate Account, and to pay any Retained Yield and the Administrative Fee to the Depositor (for disbursement in accordance with Section 3.19 hereof);

              (ii) to reimburse itself for advances made pursuant to Sections 3.09, 3.10, 4.01, 4.02 and 4.03 hereof, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loans (including, for this purpose, Insurance Proceeds, Liquidation Proceeds, amounts representing proceeds of other insurance policies, if any) covering the related Mortgaged Property, which represent (a) late recoveries of payments of principal and/or interest in respect of which any such advance was made in the case of advances pursuant to Sections 3.09, 4.01, 4.02 and 4.03 hereof, and (b) late recoveries of the payments for which such advances were made in the case of advances pursuant to Section 3.10 hereof;

              (iii) to reimburse itself for any Nonrecoverable Advances;

              (iv) to reimburse itself from Insurance Proceeds and Liquidation Proceeds for amounts expended by it pursuant to Section 3.16 hereof in good faith in connection with the restoration of property damaged by an Uninsured Cause;

              (v) to reimburse itself from Insurance Proceeds for Insured Expenses and to pay any unpaid servicing compensation to itself, any Retained Yield and any Administrative Fee to the Depositor from Insurance Proceeds, such payment of servicing compensation, Retained Yield and Administrative Fee to be made in accordance with Section 3.19 hereof and being limited to the amount, if any, by which the aggregate of Liquidation Proceeds and Insurance Proceeds received in connection with the liquidation of a defaulted Mortgage Loan is, after the deduction of Insured Expenses, servicing compensation payable to the Servicer of such Mortgage Loan, if any, and any amounts deducted pursuant to subclause
     (iv) above, in excess of the Principal Balance of such Mortgage Loan, together with accrued and unpaid interest thereon at the Pass-Through Rate;

              (vi) to reimburse itself from Liquidation Proceeds for Liquidation Expenses and, to the extent that Liquidation Proceeds after such reimbursement, and any other reimbursement pursuant to subclause
     (iv) above are in excess of the Principal Balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the Pass-Through Rate, to pay out of such excess the amount of any unpaid servicing compensation with respect to the related Mortgage Loan to itself and any Retained Yield and the Administrative Fee to the Depositor (for disbursement in accordance with Section 3.19 hereof);

              (vii) to pay to itself, a Servicer or the Depositor, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.04, 2.05, 3.15 or 9.01 hereof, all amounts received thereon and not taken into account in determining the related Principal Balance of such repurchased Mortgage Loan;

              (viii) to reimburse itself or the Depositor for expenses incurred by and reimbursable to it or the Depositor pursuant to Section
     6.03 hereof;

              (ix) to make deposits into the Reserve Fund, as required by the Reference Agreement;

              (x) to make payments to the Certificateholders, or remittances to the Trustee in the amounts, and in the manner, specified in the Reference Agreement;

              (xi) to pay to itself any interest earned on or investment income with respect to funds in the Certificate Account (all such interest or income to be withdrawn monthly on such Distribution Date); and

              (xii) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01 hereof.

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such subclauses (i), (ii),
(iv), (v) and (vi).

SECTION 3.13 Maintenance of the Pool Insurance Policy, Primary Mortgage Insurance Policies, FHA Insurance and VA Loan Guarantees; Collections Thereunder.
               -----------------------------------------------------------

         If so specified in the Reference Agreement, the Master Servicer shall exercise its reasonable best efforts to maintain the Pool Insurance Policy in full force and effect throughout the term of this Agreement, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer shall pay the premiums for the Pool Insurance Policy on a timely basis. In the event that the Pool Insurer shall cease to be a Qualified Insurer because it shall not be qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state that has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy or if the Pool Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of the total coverage), the Master Servicer shall exercise its reasonable best efforts to obtain from another Qualified Insurer a replacement policy comparable to the Pool Insurance Policy with a total coverage that is equal to the then existing coverage of the Pool Insurance Policy; provided, however, that if the cost of any such replacement policy shall be greater than the cost of the Pool Insurance Policy, the amount of coverage of such replacement policy shall, unless the Depositor consents to coverage at a higher level, be reduced to a level such that the premium rate therefor shall not exceed the premium rate on such Pool Insurance Policy. In the event the Pool Insurer shall cease to be a Qualified Insurer because it is approved as an insurer by neither FHLMC nor FNMA, the Master Servicer agrees to review, not less often than monthly, the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it shall exercise its reasonable best efforts to obtain, from another Qualified Insurer, a replacement pool insurance policy, subject to the cost limitation set forth above.

         Prior to obtaining any replacement pool insurance policy, the Master Servicer shall notify the Depositor of the replacement pool insurance policy the Master Servicer intends to obtain and, if the Depositor so directs, obtain a replacement pool insurance policy approved by the Depositor.

         The Master Servicer shall not take, or permit any Servicer to take, any action that would result in loss of coverage under any applicable Primary Mortgage Insurance Policy, FHA Certificate of Mortgage Loan Insurance or VA Loan Guaranty Certificate of any loss which, but for the actions of the Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its reasonable best efforts to keep in full force and effect each such Primary Mortgage Insurance Policy, FHA Certificate of Mortgage Loan Insurance or VA Loan Guaranty Certificate applicable to a Nonsubserviced Mortgage Loan, and shall use its reasonable best efforts to cause each Servicer to keep in full force and effect, each Primary Mortgage Insurance Policy applicable to a Mortgage Loan being serviced by it, until, in the case of a Primary Mortgage Insurance Policy, (i) the principal balance of the related Mortgage Loan is reduced to 80% or less of the Appraised Value, in the case of a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, and (ii) the principal balance of the related Mortgage Loan is reduced to 75% or less of its Appraised Value, and, in the case of an FHA Certificate of Mortgage Loan Insurance or VA Loan Guaranty Certificate, until the related Mortgage Loan is fully paid. The Master Servicer agrees to pay, with respect to each Nonsubserviced Mortgage Loan, and otherwise, to the extent the related Servicer does not do so, the premiums for each Primary Mortgage Insurance Policy or FHA Certificate of Mortgage Loan Insurance on a timely basis and shall use its reasonable best efforts to cause itself or the Servicer to be named as loss payee. In the event that the insurer under any Primary Mortgage Insurance Policy shall cease to be qualified to transact a mortgage guaranty insurance business under the laws of the state of its organization or any other state that has jurisdiction over such insurer (or if such insurer's claims-paying ability shall cease to be acceptable to the Rating Agency) or such Primary Mortgage Insurance Policy is cancelled or terminated for any reason, the Master Servicer shall exercise its reasonable best efforts to obtain, or to cause the related Servicer to obtain, from another Qualified Insurer, a replacement policy comparable to such Primary Mortgage Insurance Policy with a total coverage that is equal to the then existing coverage of such Primary Mortgage Insurance Policy. The Master Servicer shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy with respect to a Nonsubserviced Mortgage Loan, or consent to the cancellation or refusal to renew any such Primary Mortgage Insurance Policy applicable to any other Mortgage Loan, which is in effect at the date of the initial issuance of the Certificates pursuant to the Reference Agreement and is required to be kept in force hereunder unless the replacement Primary Mortgage Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency. In connection with any assumption and modification agreement entered into by the Master Servicer or a Servicer pursuant to Section 3.15, the Master Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption, the Master Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

         In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Depositor, the Trustee and the Certificateholders, claims to the Pool Insurer under the Pool Insurance Policy, to the insurer under any Primary Mortgage Insurance Policies, to FHA and the VA, as applicable, and, in this regard, to permit recovery under the Pool Insurance Policy, any Primary Mortgage Insurance Policies and any FHA Certificate of Mortgage Loan Insurance or any VA Loan Guaranty Certificate with respect to defaulted Mortgage Loans. Pursuant to Section 3.08 hereof, any amounts collected by the Master Servicer under the Pool Insurance Policy, any Primary Mortgage Insurance Policy, any FHA Certificate of Mortgage Loan Insurance or any VA Loan Guaranty Certificate shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.12 hereof. If the Master Servicer is required to receive FHA debentures as the method of payment on an FHA insurance claim, the Master Servicer shall deposit cash into the Certificate Account in an amount equal to the face value of such FHA debentures, whereupon such FHA debentures will become the property of the Master Servicer. In those cases in which a Mortgage Loan is serviced by a Servicer, the Servicer, on behalf of itself, the Master Servicer, the Depositor, the Trustee and the Certificateholders, will, pursuant to the related Warranty and Servicing Agreement, be required to present claims to the insurer under the Primary Mortgage Insurance Policy and to FHA and the VA, as applicable, and deposit all collections thereunder (including, in the case of the payment of an FHA insurance claim in FHA debentures, cash in an amount equal to the face value of such FHA debentures) in the related Servicing Account for deposit in the Certificate Account.

SECTION 3.14 Maintenance of Hazard Insurance, the Special Hazard Insurance Policy and Other Insurance.
                  ---------------------------------------------------

         The Master Servicer shall, with respect to Nonsubserviced Mortgage Loans and, with respect to any other Mortgage Loan, to the extent that the related Servicer does not do so, cause to be maintained for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of improvements securing such Mortgage Loan or its Principal Balance, whichever is less. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause complying in form and substance to applicable FNMA guidelines or FHA or VA Regulations, as the case may be. The Master Servicer shall also, with respect to Nonsubserviced Mortgage Loans and, with respect to any other Mortgage Loan, to the extent that the related Servicer does not do so, cause to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements that are a part of such property and in compliance with the requirements of the Special Hazard Insurance Policy, liability insurance and, to the extent described below, flood insurance. Pursuant to Section 3.08 hereof, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.12 hereof. Any cost incurred by the Master Servicer or the related Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee, be added to the Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer or the related Servicer out of late payments by the related Mortgagor or out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by the applicable Warranty and Servicing Agreement and by Section 3.12 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance to be maintained with respect to a Nonsubserviced Mortgage Loan and, with respect to any other Mortgage Loan, shall cause such flood insurance to be maintained, in the event the related Servicer shall fail to do so. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which such Mortgaged Property is located is participating in such program.

         In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.14, and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Depositor, the Trustee and the Certificateholders, claims under any such blanket policy.

         As long as the Pool Insurance Policy is in effect, the Master Servicer covenants and agrees to exercise its reasonable best efforts to maintain the Special Hazard Insurance Policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and to pay the premium for the Special Hazard Insurance Policy on a timely basis. In the event that the Special Hazard Insurance Policy shall be cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer shall exercise its reasonable best efforts to obtain from another insurer, the claims-paying ability of which shall be acceptable to the Rating Agency, a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided, however, that if the cost of any replacement policy shall be greater than the cost of the Special Hazard Insurance Policy, the amount of coverage of such replacement policy shall, unless the Depositor consents to coverage at a higher level, be reduced to a level such that the cost of such replacement policy shall not exceed the cost of the Special Hazard Insurance Policy. Prior to obtaining any replacement Special Hazard Insurance Policy, the Master Servicer shall notify the Depositor of the replacement Special Hazard Insurance Policy the Master Servicer intends to obtain and, if the Depositor so directs, obtain a replacement Special Hazard Insurance Policy approved by the Depositor. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Depositor, the Trustee and the Certificateholders, claims to the Special Hazard Insurer under the Special Hazard Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under the Special Hazard Insurance Policy with respect to defaulted Mortgage Loans. Pursuant to Section 3.08 hereof, any amounts collected by the Master Servicer under the Special Hazard Insurance Policy that are in the nature of Insurance Proceeds shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.12 hereof. Any other amounts collected by the Master Servicer under the Special Hazard Insurance Policy shall be applied by it towards the restoration of the related property to a condition requisite to the presentation of claims on the related Mortgage Loan to the Pool Insurer under the Pool Insurance Policy.

SECTION 3.15   Enforcement of Due-on-Sale Clauses; Assumption Agreements.
               ---------------------------------------------------------

         (a) When any property subject to a Mortgage has been conveyed by the Mortgagor, the Master Servicer shall, with respect to Nonsubserviced Mortgage Loans and, with respect to any other Mortgage Loans, to the extent the related Servicer does not do so, to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. In the event that the Master Servicer or the related Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, the Master Servicer is authorized subject to Section 3.15(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3.15(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section 3.15(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing for any reason whatsoever.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.15(a) hereof and to such other limitations or conditions specified in the related Warranty and Servicing Agreement, if any, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall deliver or cause to be delivered to the Trustee for signature the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. The Master Servicer shall also deliver or cause to be delivered to the Trustee with the foregoing documents a letter explaining the nature of such documents and the reason or reasons why the Trustee's signature is required. With such letter, the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer certifying that: (i) a Servicing Officer has examined and approved such documents as to form and substance, (ii) the Trustee's execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (iii) any required consents of insurers under any Required Insurance Policies have been obtained and (iv) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) the interest rate on the Mortgage Loan will not be altered nor will the term of the Mortgage Loan be increased and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's good faith determination) adversely affect the collectibility of the Mortgage Loan. Upon receipt of such certificate, the Trustee shall execute any necessary instruments for such assumption or substitution of liability. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee (or the related Custodian, as the duly appointed agent of the Trustee) and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

         In the event that the Master Servicer, in connection with any such assumption or modification agreement or supplement to the Mortgage Note, is unable to deliver the certificate of the Servicing Officer set forth above, the Master Servicer shall purchase, or cause the related Servicer to purchase the related Mortgage Loan in the manner, and at the Purchase Price, set forth in Section 2.03 hereof.

SECTION 3.16      Realization Upon Defaulted Mortgage Loans.
                  -----------------------------------------

         The Master Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.06 hereof, or shall cause the related Servicer to do so, as provided in the related Warranty and Servicing Agreement. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.13 hereof, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as are in accordance with applicable FNMA guidelines, FHA or VA Regulations, as applicable, and the requirements of the insurers under any other Required Insurance Policy; provided, however, that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Certificateholders after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds with respect to which it shall have priority for purposes of withdrawals from the Certificate Account pursuant to Section 3.12 hereof) or through Insurance Proceeds (with respect to which it shall have similar priority). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.12 hereof. Notwithstanding the foregoing, the Master Servicer shall not be entitled to recover legal expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings are terminated prior to completion, other than from sums received from the Mortgagor with respect to such expenses. The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to instructions from the Trustee not to foreclose upon such Mortgage Loan, upon a determination by the Trustee that the proceeds of such foreclosure would not exceed the costs and expenses of bringing such a proceeding.

SECTION 3.17      Trustee to Cooperate; Release of Mortgage Files.
                  -----------------------------------------------

         Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.08 hereof have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release (or shall cause the related Custodian to release) the related Mortgage File to the Master Servicer, and the Depositor and the Trustee shall execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or the related Servicing Account. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under the Pool Insurance Policy, the Mortgagor Bankruptcy Bond, the Special Hazard Insurance Policy, any Primary Mortgage Insurance Policy or any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien or the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon request of the Master Servicer and the delivery to the Trustee of a receipt signed by a Servicing Officer substantially in the form of Exhibit B hereto (the "Trust Receipt"), release (or cause the related Custodian to release) the Mortgage File to the Master Servicer, or to the related Servicer if the Master Servicer so requests. Subject to the further limitations set forth below, the Master Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee, or the Custodian, as the case may be, when the need therefor by the Master Servicer or Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Trustee shall, upon the Trustee's receipt of a certification (which certification shall include a statement to such effect), deliver the Trust Receipt to the Master Servicer. If a Servicer or the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by the related Warranty and Servicing Agreement, or this Agreement, as the case may be, the Master Servicer shall deliver or cause to be delivered to the Depositor and the Trustee, for signature, as appropriate, any court pleadings, requests for Trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Master Servicer shall deliver to the Depositor and the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents to be executed by the Trustee and a Servicing Officer shall certify as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate the insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage except for the termination of such lien upon completion of the foreclosure. Notwithstanding the foregoing, the Master Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee, or the Custodian, as the case may be, to be returned to Trustee or Custodian within 21 calendar days after possession thereof shall have been released by the Trustee or Custodian unless (i) the Mortgage Loan has been liquidated and the Insurance Proceeds or Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account, and the Master Servicer shall have delivered to the Trustee a certificate of a Servicing Officer certifying to such effect or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Master Servicer shall have delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

SECTION 3.18 Documents, Records and Funds in Possession of Master Servicer to be Held for the Depositor and the Trustee.
                  -------------------------------------------------------------

         Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including but not limited to, any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Depositor, the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account or any Servicing or Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set-off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

SECTION 3.19      Servicing Compensation; Retained Yield.
                  --------------------------------------

         As compensation for its activities hereunder, the Master Servicer shall be entitled to withdraw from the Certificate Account the amounts specified in subclauses (i), (v) and (vi) of Section 3.12 hereof as payable to it. The Depositor (or at its direction, its designee) shall be entitled to receive the Retained Yield and the Administrative Fee specified in such subclauses in the Reference Agreement.

         Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Master Servicer or the related Servicer, as the case may be, to the extent not required to be deposited in the Certificate Account pursuant to Section 3.08 hereof or in the Servicing Account pursuant to the related Servicing Agreement. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for Primary Mortgage Insurance Policies, FNMA Certificates of Mortgage Loan Insurance or VA Loan Guaranty Certificates, if any, to the extent such premiums are not required to be paid by the related Mortgagors or the related Servicer, payment of any premiums for hazard insurance, as required by Section 3.14 hereof, payment of the premiums for the Pool Insurance Policy, as required by Section 3.13 hereof, payment of the premiums for the Mortgagor Bankruptcy Bond, as required by Section 3.23 hereof and maintenance of the other forms of insurance coverage required by Section 3.14 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.12, 3.16 and 4.04 hereof.

SECTION 3.20      Reports to the Trustee and the Depositor;
                  Certificate Account Statements.
                  -----------------------------------------

         On each Distribution Date, the Master Servicer shall forward to the Trustee and the Depositor a statement, certified by a Servicing Officer, setting forth the status of the Certificate Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Certificate Account for each category of deposit specified in Section 3.08 hereof and each category of withdrawal specified in Section 3.12 hereof.

SECTION 3.21      Annual Statement as to Compliance.
                  ---------------------------------

         The Master Servicer shall deliver to the Depositor and the Trustee on or before April 30 of each year, commencing on April 30 not less than nine months after the Delivery Date specified in the Reference Agreement, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, (iii) a Servicing Officer is conducting an examination of the activities of each Servicer during the immediately preceding year and its performance under the related Warranty and Servicing Agreement, and (iv) to the best of such Servicing Officer's knowledge, based on such examination, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Warranty and Servicing Agreement in all material respects throughout such year, or if there has been a default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

SECTION 3.22      Annual Independent Public Accountants' Servicing Report.
                  -------------------------------------------------------

         On or before April 30 of each year, commencing on April 30 not less than nine months after the Delivery Date specified in the Reference Agreement, the Master Servicer, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and that, on the basis of an examination conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of Mortgage Loans by Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of independent public accountants With respect to the related Servicer.

SECTION 3.23      Maintenance of the Mortgagor Bankruptcy Bond;
                  Collections Thereunder.
                  --------------------------------------------

         If so specified in the Reference Agreement, the Master Servicer shall exercise its reasonable best efforts to maintain and keep the Mortgagor Bankruptcy Bond in full force and effect throughout the term of this Agreement, unless coverage has been exhausted through payment of claims, and to pay the premiums for the Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under the Mortgagor Bankruptcy Bond shall be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency, provided the outstanding rating of the Certificates by the Rating Agency at the time of such cancellation or reduction is not reduced.

         In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Depositor, the Trustee and the Certificateholders, claims to the issuer of the Mortgagor Bankruptcy Bond and, in this regard, to take such reasonable action as shall be necessary to permit recovery under the Mortgagor Bankruptcy Bond. Pursuant to Section 3.08 hereof, any amounts collected by the Master Servicer under the Mortgagor Bankruptcy Bond shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.12 hereof.

SECTION 3.24      Letter of Credit.
                  ----------------

         If so specified in the Reference Agreement, the Depositor shall obtain, in favor of the Trustee on behalf of the Certificateholders, an irrevocable, stand-by Letter of Credit, the terms and provisions of which are as set forth in the Reference Agreement. In the event that the L/C Bank shall be required to make any payments under the Letter of Credit, the Master Servicer shall notify the Trustee, no later than the Determination Date next preceding the related Distribution Date, such notice specifying the amount of such required payment. Not later than the close of business on the Business Day preceding the Distribution Date, the Trustee shall draw upon the Letter of Credit in the amount of such required payment to the extent of the amount available thereunder and deposit in the Certificate Account, in immediately available fluids, the amount drawn under the Letter of Credit.

         If at any time the L/C Bank makes a payment covering the amount of the outstanding principal balance of a Liquidating Loan, the Trustee shall release (or shall cause the related Custodian to release) the related Mortgage File to the L/C Bank or its designee and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the L/C Bank or its designee all right, title and interest in such Mortgage Loan, and the L/C Bank or its designee will thereupon acquire such Liquidating Loan, together with related security interests and documents, free of any further obligation to the Trustee or the Certificateholders of such Series with respect thereto except as may be provided in such Letter of Credit and in the Reference Agreement.

         The Depositor shall have the power to substitute for any Letter of Credit another irrevocable standby letter of credit, provided that no such substitution shall be made unless the substitute letter of credit contains provisions that are in all material respects the same as, or more favorable to the Certificateholders than, the original Letter of Credit and provided further that such substitution will not result in a reduction of the then outstanding rating of the Certificates, or the withdrawal of such rating, by the Rating Agency rating such Certificates, as evidenced by written confirmation to that effect by such Rating Agency.

         Any replacement of the Letter of Credit pursuant to this Section 3.24 shall be accompanied by a written Opinion of Counsel to the issuer of such substitute letter of credit, addressed to the Master Servicer and the Trustee, to the effect that such substitute letter of credit constitutes a legal, valid and binding obligation of the issuer thereof, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium and other similar laws from time to time in effect relating to creditors' rights generally) and concerning such other matters as the Master Servicer and the Trustee shall reasonably request.

SECTION 3.25      Reserve Fund.
                  ------------

         If so specified in the Reference Agreement, the Master Servicer shall establish and maintain with the Trustee, in the manner specified in the Reference Agreement, a separate investment account (the "Reserve Fund"). The Reserve Fund will not be included in the Trust Fund. All amounts shall be deposited into, withdrawn and distributed from the Reserve Fund in accordance with the provisions of the Reference Agreement.

         The Master Servicer, on behalf of the Holders of the Subordinated Certificates, will cause a valid and perfected first priority security interest under the Uniform Commercial Code as in effect in the [ ] from time to time to be maintained in the Reserve Fund, the amounts deposited therein and the investments thereof (other than any income from the investment of funds in the Reserve Fund) in order to secure the full and timely performance with respect to the subordination of the Subordinated Certificates for the benefit of the Holders of the Subordinated Certificates pursuant to the provisions of the Reference Agreement.

         Amounts held in the Reserve Fund from time to time shall continue to be the property of the Holders of the Subordinated Certificates until withdrawn from the Reserve Fund in accordance with the provisions of the Reference Agreement. Amounts held in the Reserve Fund shall be invested by the Trustee at the direction of the Master Servicer for the benefit of the Holders of the Subordinated Certificates in one or more Eligible Investments in the manner set forth in the related Reference Agreement.

SECTION 3.26      Administration of Buydown Funds.
                  --------------------------------

         With respect to each Buydown Mortgage Loan included in the Trust Fund, the related Servicer shall deposit Buydown Funds in an account that satisfies the requirements for a Servicing Account (the "Buydown Account"). On each Servicer Remittance Date, such Servicer will, as to each Buydown Mortgage Loan serviced by it, withdraw from the Buydown Account in an amount equal to an aggregate amount of payments that, when added, as required by such buydown plan, to the amount required to be paid by the related mortgagor on each Due Date in accordance with such buydown plan, is equal to the full monthly payment due on such Due Date and deposit that amount in the Certificate Account for distribution in accordance with the provisions of Section 3.08 and
Section 3.12.

         If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Servicer shall withdraw from the Buydown Account and remit to the Master Servicer for deposit in the Certificate Account the Buydown Funds remaining in the Buydown Account for distribution in accordance with the provisions of Section 3.08 and Section
3.12. If the Mortgagor on a Buydown Mortgage Loan defaults on such loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer, the Pool Insurer or the insurer under any related Primary Mortgage Insurance Policy), the Servicer shall withdraw from the Buydown Account and remit to the Master Servicer or deposit in the Certificate Account or, if so instructed by the Master Servicer pay to (i) the Pool Insurer if the Mortgaged Property has been transferred to the Pool Insurer pursuant to the Pool Insurance Policy and 100% of the related claim under the Pool Insurance Policy is paid or (ii) the insurer under any related Primary Mortgage Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default, the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account. Any amount remitted pursuant to the preceding sentence will reduce the amount owed on the Mortgage Loan for purposes of calculating Liquidation Proceeds.

                                  ARTICLE IV

             ADVANCES BY THE MASTER SERVICER; PERFORMANCE BOND

SECTION 4.01      Monthly Advances.
                  ----------------

         Subject to the conditions of this Article IV, the Master Servicer, as required below, shall make a Monthly Advance to the Certificate Account, in the amount, if any, of the aggregate scheduled installments of principal and interest, after adjustment of such interest payment to the Pass-Through Rate for such Mortgage Loan on the Mortgage Loans that were due on the Due Date but which were not received or advanced by the Servicers (including the Master Servicer, in its capacity as Servicer of Nonsubserviced Mortgage Loans) and remitted to the Certificate Account on or prior to the Servicer Remittance Date. Each Monthly Advance shall be remitted to the Certificate Account no later than the close of business on the Business Day immediately preceding the related Distribution Date in immediately available funds. The Master Servicer shall be obligated to make such Monthly Advance only to the extent that such advance, in the good faith judgment of the Master Servicer, is reimbursable from Insurance Proceeds, Liquidation Proceeds, payments under the Letter of Credit or under any Alternative Credit Support, or otherwise. On the Determination Date immediately preceding the related Distribution Date, the Master Servicer shall determine whether and to what extent any Servicers have failed to make any advances of principal or any interest in respect of scheduled installments of principal and interest that were due on the Due Date and whether such deficiencies, if advanced by the Master Servicer, would be reimbursable from Insurance Proceeds, Liquidation Proceeds or otherwise. If the Master Servicer shall have determined that it is not obligated to make the entire Monthly Advance because all or a lesser portion of such Monthly Advance would not be reimbursable from Insurance Proceeds, Liquidation Proceeds or otherwise, the Master Servicer shall promptly deliver to the Trustee an Officer's Certificate setting forth the reasons for the Master Servicer's determination.

         In lieu of making all or a portion of such Monthly Advance, the Master Servicer may cause to be made an appropriate entry in its records relating to the Certificate Account that funds in such account being held for future distribution or withdrawal have been used by the Master Servicer in discharge of its obligation to make any such Monthly Advance. Any funds being held in the Certificate Account for future distribution to the Certificateholders shall be replaced by the Master Servicer by deposit, in the manner set forth above, in the Certificate Account no later than the close of business on the Business Day immediately preceding the related Distribution Date, to the extent that funds in the Certificate Account on such Distribution Date are less than the amounts required to be distributed to the Certificateholders on such Distribution Date. The Master Servicer shall be entitled to be reimbursed from the Certificate Account for all Monthly Advances made pursuant to this Section as provided in Section 3.12.

SECTION 4.02    Advances for Attorneys' Fees.
                ----------------------------

         The Master Servicer shall, with respect to any Nonsubserviced Mortgage Loan, and otherwise, to the extent not made by the related Servicer, make advances from time to time for attorneys' fees and court costs incurred, or which reasonably can be expected to be incurred, for the foreclosure of any Mortgage Loan or for any transaction in which the Trustee is expected to receive a deed-in-lieu of foreclosure, unless the Master Servicer has made a good faith determination that such advances are not recoverable from Insurance Proceeds or Liquidation Proceeds relating to the Mortgage Loan, payments under the Letter of Credit or under any Alternative Credit Support or otherwise. If the Master Servicer shall make a good faith determination that such advances are not so reimbursable, the Master Servicer shall promptly deliver to the Trustee an Officers' Certificate setting forth the reasons for such determination. The Master Servicer shall be entitled to reimbursement for any such advance as provided in Section 3.12 hereof.

SECTION 4.03      Advances for Amounts Collected by Servicer but Not Remitted.
                  -----------------------------------------------------------

         In the event that any Servicer fails to remit to the Certificate Account on the Servicer Remittance Date the full amount of the funds in the custody or under the control of the Servicer that the Servicer is required to remit under the terms of the related Warranty and Servicing Agreement, then the Master Servicer, upon and subject to the terms of this Article IV, shall advance and remit to the Certificate Account, no later than the close of business on the Business Day immediately preceding the related Distribution Date, in the manner specified in Section 4.01 hereof, an amount equal to the portion of the required remittance that was not so remitted. The Master Servicer shall be obligated to make such advance only to the extent that such advance in the good faith judgment of the Master Servicer is reimbursable from Insurance Proceeds, Liquidation Proceeds, or otherwise. If the Master Servicer at any time makes a determination that such advance is not or would not be so reimbursable, the Master Servicer shall promptly deliver to the Trustee an Officer's Certificate setting forth the reasons for such determination. The Master Servicer shall be entitled to reimbursement for any such advance as provided in Section 3.12.

SECTION 4.04      Nonrecoverable Advances.
                  -----------------------

         Any Monthly Advance or other advance previously made by the Master Servicer under Sections 4.01, 4.02 and 4.03 of this Agreement that the Master Servicer shall ultimately determine in its good faith judgment to be not recoverable from Insurance Proceeds, Liquidation Proceeds, payments under the Letter of Credit or under any Alternative Credit Support, or otherwise, shall be a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance shall be evidenced by an Officer's Certificate of the Master Servicer promptly delivered to the Trustee setting forth the reasons for such determination. Following the Trustee's receipt of the Officer's Certificate, the Master Servicer shall be entitled to reimbursement for such Nonrecoverable Advance as provided in Section 3.12 hereof.

SECTION 4.05 Advances for Additional Interest in Connection with Principal Prepayments.
                  ---------------------------------------------------

         In the event that any Mortgage Loan is the subject of a full or partial Principal Prepayment and such full or partial Principal Prepayment does not include interest on the Principal Balance through and including the last day of the month during which such Principal Prepayment is made, the Master Servicer shall, with respect to each Nonsubserviced Mortgage Loan, and otherwise to the extent that such interest shall not have been paid by the Servicer and deposited in the Certificate Account on or before the Servicer Remittance Date next succeeding the date of such full or partial Principal Prepayment, advance and deposit into the Certificate Account, on or before the close of business on the Business Day immediately preceding the related Distribution Date, an amount equal to such additional interest, adjusted to the Pass-Through Rate. Such advance shall be made regardless of whether the Mortgage Note or Mortgage requires the payment of such interest or whether such amount is recoverable from Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit or under any Alternative Credit Support, or otherwise or whether the Master Servicer shall have determined that such advance, if made, would be a Nonrecoverable Advance; and in case of such advance, the Master Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee or the Certificateholders, but may seek and obtain recovery from the Servicer that failed to make the advance, through legal action or otherwise, to the extent provided in the related Warranty and Servicing Agreement. Notwithstanding anything to the contrary contained herein, the Master Servicer shall have no entitlement hereunder to any retained yield payable to such Servicer with respect to any Mortgage Loan serviced by it hereunder.

SECTION 4.06      Performance Bond.
                  ----------------

         The performance of the obligations of the Master Servicer under this Agreement are guaranteed by the Performance Bond. In the event the creditworthiness of the obligor under the Performance Bond is impaired such that the Rating Agency advises the Depositor or the Trustee that the outstanding rating of the Certificates would be lowered by the Rating Agency, the Master Servicer shall secure as soon as practicable (and, in any event, within 30 days) a substitute guaranty or similar form of insurance coverage in an amount equal to ____% of the outstanding Principal Balance of the Mortgage Loans and issued by an entity the creditworthiness of which is determined by the Rating Agency to be sufficient to maintain the outstanding rating of the Certificates. Upon delivery of such substitute guaranty or similar form of insurance coverage, all obligations under the Performance Bond shall be discharged. Unless the Rating Agency confirms within such 30-day period that, after giving effect to such substitution, it will not lower the outstanding rating of the Certificates, the Master Servicer shall deposit cash with the Trustee in a separate account (the "Guaranty Fund") in an amount equal to ___% of the then outstanding Principal Balance of the Mortgage Loans. The amount so deposited shall be held by the Trustee as security for the Certificates and shall be invested by the Trustee in Eligible Investments. Upon such deposit, any obligations under the Performance Bond or any substitute guaranty or similar form of insurance coverage shall be discharged. In the event that the Master Servicer fails to make any Monthly Advance required by the terms of this Agreement, the Trustee shall withdraw the amount of such Monthly Advance from the Guaranty Fund and deposit the amount so withdrawn in the Certificate Account. Any such withdrawal shall not result in any waiver of the Trustee's rights hereunder with respect to any Event of Default resulting from the Master Servicer's failure to make any such required payment. Earnings from the investment of any amounts deposited with the Trustee pursuant to this Section
4.06 shall be for the account of the Master Servicer. The amount of any losses incurred in respect of any such investments shall be deposited by the Master Servicer into the Guaranty Fund immediately, as realized.

         The obligations of the Master Servicer under Section 2.03(b) hereof are further guaranteed by the Performance Bond. In the event that the outstanding credit rating of the commercial paper obligations of the obligor under the Performance Bond is reduced by the Rating Agency with the result that the outstanding rating of the Certificates would be reduced by the Rating Agency, the Master Servicer shall secure as soon as practicable a substitute guaranty or similar form of insurance coverage, which shall be (a) in amount equal to the amount of the Master Servicer's outstanding obligations under
Section 2.03(b) hereof and (b) issued by an entity that has an outstanding commercial paper rating sufficient to maintain the outstanding rating of the Certificates. If a substitute guaranty or other form of insurance coverage has not been issued to the Trustee within thirty days after the Rating Agency notifies the Depositor or the Trustee of its intent to lower the rating of the Certificates, the Master Servicer shall deposit and maintain with the Trustee cash in an amount equal to the amount of its outstanding obligations under
Section 2.03(b) hereof. The amount so deposited shall be held by the Trustee in a separate account as security for the Certificates (the "Repurchase Fund") and shall be invested by the Trustee at the direction of the Master Servicer in Eligible Investments. In the event that the Master Servicer fails to make any payment required to be made pursuant to Section 2.03(b), the Trustee shall withdraw the amount of such required payment from the Repurchase Fund and deposit the amount so withdrawn in the Certificate Account. Any such withdrawal shall not result in a waiver of the Trustee's rights with respect to any Event of Default resulting from the Master Servicer's failure to make any such required payment. The Master Servicer may withdraw any amounts on deposit with the Trustee in excess of its outstanding obligations under
Section 2.03(b) hereof and shall deposit cash in the amount necessary to satisfy any deficiency in the Repurchase Fund upon receipt of the Trustee's demand therefor. Earnings from the investment of any amounts so deposited with the Trustee shall be for the account of the Master Servicer. The amount of any losses incurred in respect of any such investment shall be deposited by the Master Servicer into the Repurchase Fund immediately, as realized.

                                  ARTICLE V

                              THE CERTIFICATES

SECTION 5.01      The Certificates.
                  ----------------

         The Certificates shall be substantially in the forms set forth in the Reference Agreement. A Single Certificate shall evidence the interest in the Trust Fund specified in the Reference Agreement. The Certificates may be issued in one or more Classes and such Classes may be divided into one or more Subclasses as provided in the Reference Agreement. One or more of such Classes or Subclasses may be subordinated to any other one or more of such Classes or Subclasses as provided in the Reference Agreement. One or more of such Classes or Subclasses may receive unequal amounts of the principal and/or interest payments made from the Mortgage Loans as specified in the Reference Agreement. The timing of payments to any one or more of such Classes or Subclasses may be made on a sequential or pro rata basis as provided in the Reference Agreement. The Certificates shall be executed by manual or facsimile signature on behalf of the Depositor by its President or one of its Executive Vice Presidents, Senior Vice Presidents or First Vice Presidents under its seal imprinted thereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Depositor shall bind the Depositor, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Section 8.10 executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

SECTION 5.02      Registration of Transfer and Exchange of Certificates.
                  -----------------------------------------------------

         The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06 hereof, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar named in the Reference Agreement shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in like aggregate interest in the Trust Fund and of the same Class.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same aggregate interest in the Trust Fund and of the same Class, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Depositor shall execute and the Trustee shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Trustee or, at its direction, by the Certificate Registrar.

         Unless otherwise specified in the Reference Agreement, the Certificate Registrar will provide the Master Servicer not later than the 15th Business Day next preceding the Distribution Date the names and addresses of the Certificateholders as of the Record Date and the interest of each of them in the Trust Fund.

SECTION 5.03      Mutilated, Destroyed, Lost or Stolen Certificates.
                  -------------------------------------------------

         If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund. In connection with the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04      Persons Deemed Owners.
                  ---------------------

         Prior to due presentation of a Certificate for registration of transfer, the Master Servicer,the Trustee, the Certificate Registrar and any agent of the Master Servicer, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Reference Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Master Servicer, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

SECTION 5.05  Access to List of Certificateholders' Names and Addresses.
              ----------------------------------------------------------

         If the Trustee is not the Certificate Registrar and at any time requests the Certificate Registrar in writing to provide a list of the names and addresses of Certificateholders, the Certificate Registrar will furnish to the Trustee, within 15 days after receipt of a request, such list as of the most recent Record Date, in such form as the Trustee may reasonably require. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication which such Certificateholders propose to transmit, then the Trustee shall, within five Business Days after the receipt of such request, afford such Certificateholders access during normal business hours to the most recent list held by the Trustee, if any. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, the Trustee shall promptly request from the Certificate Registrar a current list and shall afford such Certificateholders access to such list promptly upon its receipt by the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 5.06      Maintenance of Office or Agency.
                  -------------------------------

         The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints the Certificate Registrar designated in the Reference Agreement for transfer and exchange of Certificates and designates the office described in the Reference Agreement as its office for purposes of receipt of such notices and demands. The Trustee will give prompt written notice to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                                  ARTICLE VI

                   THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.01  Respective Liabilities of the Depositor and the Master Servicer.
              ---------------------------------------------------------------

         The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

SECTION 6.02  Merger or Consolidation of the Depositor and the Master Servicer.
              ----------------------------------------------------------------

         The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the State of [Delaware], and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder,without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

         Notwithstanding anything else in this Section 6.02 or in Section 6.04 hereof to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement in connection with a sale or transfer of a substantial portion of its mortgage servicing portfolio; provided that such purchaser or transferee accepting such assignment or delegation shall be a Person qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Depositor, is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement and a guaranty of the performance of such Person's obligations under this Agreement, and provided further that the Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale or transfer will not be impaired as a result of such assignment, sale or transfer. In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence.

SECTION 6.03    Limitation on Liability of the Depositor,
                the Master Servicer and Others.
                -----------------------------------------

         Neither the Depositor, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgement; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of representations or warranties made by it herein or protect the Depositor, the Master Servicer or any such person from any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person in respect of any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that either the Depositor or the Master Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholder hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Section 3.12 hereof.

SECTION 6.04      Master Servicer Not to Resign.
                  -----------------------------

         The Master Servicer shall not resign from the obligations and duties imposed upon it hereunder except upon determination that such obligations and duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02 hereof.

SECTION 6.05      Errors and Omissions Insurance; Fidelity Bonds.
                  ----------------------------------------------

         The Master Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or polices and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement.

                                 ARTICLE VII

                                  DEFAULT

SECTION 7.01      Events of Default.
                  -----------------

         "Event of Default" wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (i) any failure by the Master Servicer to remit to the Certificateholders or to the Trustee any payment (other than a payment required to be made under Article IV hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

              (ii) any failure by the Master Servicer to observe or preform in any material respect any other of the covenants or agreement on the part of the Master Servicer in this Agreement contained and such failure shall continue unremedied for a period of 60 days (except that such number of days shall be 15 in the case of a failure to pay a premium for any Required Insurance Policy) after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

              (iii) if a representation or warranty set forth in Section 2.03(a) hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interest of the Certificateholders, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice thereof shall have been given to the Master Servicer by the Trustee or the Depositor; or

              (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

              (v) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the property of the Master Servicer; or

              (vi) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

              (vii) any Rating Agency shall lower, or threaten to lower, the outstanding rating of the Certificates because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain such outstanding rating.

         If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Trustee, the Holders of Certificates evidencing not less than twenty-five percent (25%) of the Voting Rights evidenced by the Certificates, or the Depositor, with the prior written approval of the Trustee, by notice in writing to the Master Servicer, may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power for the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, to the Depositor or its designee, pursuant to and under this Section and, without limitation, the Trustee, the Depositor and any such designee of the Depositor are hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer pursuant to Section 2.03 to pay damages as a result of a Default under this Article VII, to make payment under any Credit Support, or to pay amounts owed pursuant to Article VIII. the Master Servicer agrees to cooperate with the Trustee, the Depositor and any such designee of the Depositor in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or the Depositor or its designee, as the case may be, for administration by it of all cash amounts which shall at the time be credited to the Certificate Account or thereafter be received with respect to the Mortgage Loans.

SECTION 7.02      Trustee to Act; Appointment of Successor.
                  ----------------------------------------

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof (except that if the Trustee is acting as successor to the Master Servicer and is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, then the Trustee shall not be obligated to make advances pursuant to Section 3.01 and Article IV hereof). As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer would have been entitled to charge to the Certificate Account if the Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall,if it is unable to so act (exclusive of the obligations with respect to advances set forth in Article IV hereof), appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution having a net worth of not less than that required by the Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         Any successor to the Master Servicer as servicer shall during term of its service as servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 6.05.

SECTION 7.03      Notification to Certificateholders.
                  ----------------------------------

         (a) Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                 ARTICLE VIII

                           CONCERNING THE TRUSTEE

SECTION 8.01      Duties of Trustee.
                  -----------------

         The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

              (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be personally liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

              (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders holding Certificates aggregating not less than 25% of the interest in the Trust Fund evidenced by each Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

SECTION 8.02      Certain Matters Affecting the Trustee.
                  -------------------------------------

          Except as otherwise provided in Section 8.01:

              (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

              (iii) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it in good faith to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

              (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates aggregating not less than 25% of the interest in the Trust Fund evidenced by each Class of Certificates; and

              (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

SECTION 8.03      Trustee Not Liable for Mortgage Loans.
                  -------------------------------------

         The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

SECTION 8.04      Trustee May Own Certificates.
                  ----------------------------

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

SECTION 8.05      Master Servicer to Pay Trustee's Fees and Expenses.
                  ----------------------------------------------------

         The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct.

SECTION 8.06      Eligibility Requirements for Trustee.
                  ------------------------------------

         The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

SECTION 8.07      Resignation and Removal of the Trustee.
                  --------------------------------------

         The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, the Certificate Registrar (if other than the Trustee) and any co-registrar, not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and (2) appointing a successor trustee in accordance with Section 8.08 and meeting the qualifications set forth in Section 8.06.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy of the successor trustee. The Trustee may also be removed at any time by the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

SECTION 8.08      Successor Trustee.
                  -----------------

         Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 8.09      Merger or Consolidation of Trustee.
                  ----------------------------------

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10      Appointment of Authenticating Agent.
                  -----------------------------------

         At any time when any of the Certificates remain outstanding, the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Certificates, and Certificates so authenticated shall be entitled to the benefits of this Agreement and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Whenever reference is made in this Agreement to the authentication and delivery of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Depositor and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $15,000,000, authorized under such laws to do trust business and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 8.10, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.10, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 8.10.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 8.10, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Depositor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.10, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Depositor and shall mail written notice of such appointment by first-class mail, postage prepaid to all Certificateholders as their names and addresses appear in the Certificate Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.10.

         Any reasonable compensation paid to an Authenticating Agent for its services under this Section 8.10 shall be a reimbursable expense pursuant to
Section 8.05 if paid by the Trustee.

         If an appointment is made pursuant to this Section 8.10, the Certificates may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

         "This is one of the Certificates referred to in the within-mentioned Agreement.

                                 _____________________________________
                                 As Trustee


                                By:
                                     ---------------------------------
                                       Authenticating Agent


                                By:
                                     ---------------------------------
                                       Authorized Officer



SECTION 8.11      Appointment of Co-Trustee or Separate Trustee.
                  ---------------------------------------------

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at any time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

              (ii) No trustee hereunder shall be held personally liable by reason of an act or omission of any other trustee hereunder; and

              (iii) The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

 SECTION 8.12    Tax Returns.
                 -----------

         The Trustee, upon request, will furnish the Master Servicer with all such information as may be reasonably required in connection with the preparation by the Master Servicer of all tax returns of the Trust Fund, and the Trustee shall, upon request, execute such returns.

SECTION 8.13      Appointment of Custodians.
                  -------------------------

         The Trustee may, with the consent of the Depositor and the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to Article VIII, the Trustee agrees to comply with the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 10.01 or as provided in the Reference Agreement.

                                  ARTICLE IX

                                TERMINATION

SECTION 9.01      Termination upon Repurchase by the Depositor.
                  --------------------------------------------

         The obligations and responsibilities of the Depositor and the Trustee created hereby and the Trust Fund created hereby shall terminate upon the earlier of (a) the repurchase by the Depositor of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the price specified in the Reference Agreement, and unreimbursed Monthly Advances or (b) the later of (i) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan and (ii) the distribution to Certificateholders of all amounts in the Certificate Account required to be distributed to them pursuant to this Agreement; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Mr. Joseph P. Kennedy, former Ambassador of the United States to Great Britain, living on the date of execution of this Agreement. The right of the Depositor to repurchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the unpaid Principal Balances of such Mortgage Loans, at the time of any such repurchase, aggregating less than an amount equal to the percentage of the aggregate unpaid Principal Balance of the Mortgage Loans constituting the Trust Fund on the Cut-off Date set forth in the Reference Agreement.

SECTION 9.02      Final Distribution on the Certificates.
                  --------------------------------------

         Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer by letter to Certificateholders mailed not earlier than the date specified in the Reference Agreement. Any such notice shall specify (a) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution and (c) if applicable, that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. If applicable, the Master Servicer will give such notice to the Certificate Registrar and the Custodian at the time such notice is given to Certificateholders. In the event such notice is given, the Master Servicer shall deposit in the Certificate Account on the applicable Distribution Date an amount equal to the final distribution in respect of the Certificates. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release or shall cause the applicable Custodian to release to the Master Servicer in accordance with the reason for the final distribution, the Mortgage Files for the Mortgage Loans.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Master Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the Certificates shall not have been surrendered for cancellation, the Master Servicer may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

SECTION 10.01     Amendment.
                  ---------

         This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein, or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. This Agreement may also be amended with the consent of Certificateholders in the manner set forth in the Reference Agreement.

SECTION 10.02     Recordation of Agreement; Counterparts.
                  --------------------------------------

         This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense or direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 10.03     Governing Law.
                  -------------

         This Agreement shall be construed in accordance with and governed by the substantive laws of the [State of New York] applicable to agreements made and to be performed in the [State of New York] and the obligations, rights and remedies of the parties hereto and the Certificateholders shall be determined in accordance with such laws.

SECTION 10.04     Intention of Parties.
                  --------------------

         The execution and delivery of this Agreement shall constitute an acknowledgement by the Depositor and the Trustee on behalf of the Certificateholders that they intend hereby to establish (for federal income tax purposes) a trust rather than an association taxable as a corporation. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

SECTION 10.05     Notices.
                  --------

         All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, to (a) in the case of the Depositor, Goldman Sachs Asset Backed Securities Corp., 85 Broad Street, New York, New York 10004, Attention: [ ], (b) in the case of the Master Servicer, [name and address of Master Servicer], Attention: [ ], or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, [name and address of Trustee], Attention: [ ], or such other address as may hereafter be furnished to the Depositor and the Master Servicer in writing by the Trustee.

SECTION 10.06     Severability of Provisions.
                  --------------------------

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 10.07     Assignment.
                  -----------

                  Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.02 and 6.04, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and the Depositor.

SECTION 10.08     Limitation on Rights of Certificateholders.
                  ------------------------------------------

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein or in the Reference Agreement) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of any association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties of this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein before provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to effect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.09     Inspection and Audit Rights.
                  ---------------------------

         The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the Depositor or the Trustee, provided that if an audit is made during the existence of an Event of Default, the expense incident to such audit shall be borne by the Master Servicer.

SECTION 10.10     Certificates Nonassessable and Fully Paid.
                  -----------------------------------------

         It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto to their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                   Goldman Sachs Asset Backed Securities Corp.,
                                      as Depositor


                                   By:
                                      ---------------------------------
                                           Title


[Seal]


Attest:
        ----------------------
         Secretary


                                    [                ], as Master Servicer


                                    By:
                                      ---------------------------------
                                           Title


[Seal]


Attest:
        ------------------------
        Assistant Secretary



                                    [                       ], as Trustee

                                    By:
                                      ---------------------------------
                                           Title


[Seal]


Attest:
        ------------------------
         Assistant Secretary

State of New York
                                    ss.:
County of New York


On this _____ day of _________________ before me, a notary public in and for said State, appeared ___________________, known to be to be an ____________________ of [ ], one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set by hand and affixed by official seal the day and year in this certificate first above written.


                                            __________________________________
                                            Notary Public


[Notarial Seal]

State of
                  ss.:
County of


On this _____ day of _________________ before me, a notary public in and for said State, appeared ___________________, known to be to be an ____________________ of [ ], the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set by hand and affixed by official seal the day and year in this certificate first above written.




                                            __________________________________
                                            Notary Public

[Notarial Seal]

State of
                  ss.:
County of


On this _____ day of _________________ before me, a notary public in and for said State, appeared ___________________, known to be to be an ____________________ of [ ], one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set by hand and affixed by official seal the day and year in this certificate first above written.



                                            __________________________________
                                            Notary Public


[Notarial Seal]